AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 16, 2001
                                                      REGISTRATION NO. 333-____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------
                              GLOBUS WIRELESS, LTD.
         --------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)

           NEVADA                            4812                  88-0228274
 ------------------------------   ---------------------------  ----------------
(State or other jurisdiction of (Primary standard industrial (I.R.S. Employer incorporation or organization) classification code number) Identification No.)

                   -------------------------------------------
                                1955 Moss Court
                            Kelowna, British Columbia
                                 Canada V1Y 9L3
                                 (250) 860-3130
        -----------------------------------------------------------------
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                   -------------------------------------------
                                Michael Morrison
                                 Attorney at Law
                         1495 Ridgeview Drive, Suite 220
                                 Reno, NV 89509
                                 (250) 860-3130
      ---------------------------------------------------------------------
     (Name and address, including zip code, and telephone number, including area code, of agent for service)

                   ------------------------------------------
                         Copies to: Gregory Sichenzia, Esq.
                         Sichenzia, Ross & Friedman, LLP
                   135 West 50th Street, 20th Floor New York,
                         New York 10020 (250) 664-1200
                   ------------------------------------------
                  Approximate date of proposed sale to public:
  As soon as practicable after this registration statement becomes effective.
                   ------------------------------------------
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                        --------------------------------



                                             CALCULATION OF REGISTRATION FEE
==================================== ================ ======================= ======================== ================
                                                         PROPOSED MAXIMUM        PROPOSED MAXIMUM         AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES    AMOUNT TO BE        OFFERING PRICE        AGGREGATE OFFERING      REGISTRATION
         TO BE REGISTERED              REGISTERED        PER SECURITY(1)             PRICE(1)                FEE
------------------------------------ ---------------- ----------------------- ------------------------ ----------------
Common Stock, no par value              1,978,022          $  2.00                 $3,956,044           $1,045
------------------------------------ ---------------- ----------------------- ------------------------ ----------------
Common stock, no par value,
underlying warrants                      593,506           $  2.30                 $1,365,064           $  361
------------------------------------ ---------------- ----------------------- ------------------------ ----------------
Common stock underlying the 12%         1,624,764          $1.8062                 $2,934,649           $  775
------------------------------------ ---------------- ----------------------- ------------------------ ----------------
Common stock, no par value                415,236          $1.9862                 $  824,742           $  218
------------------------------------ ---------------- ----------------------- ------------------------ ----------------
TOTAL                                   4,611,528                                  $9,080,499           $2,401
==================================== ================ ======================= ======================== ================

(1)  Estimated solely for the purpose of determining the registration fee.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration
Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
================================================================================


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
January _____, 2001

                              GLOBUS WIRELESS, LTD.
                        4,611,528 Shares of Common Stock



--------------------------------------------------------------------------------


     This prospectus relates to the resale by the selling stockholders of up to 4,611,528 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. Please see the "Selling Stockholders" section in this prospectus for a complete description of all of the selling stockholders.

     We will not receive any proceeds from the sale of shares by the selling stockholders. However, we will receive proceeds upon the exercise of any warrants that may be exercised by the selling stockholders and upon the sale of shares of common stock to Torneaux Fund Ltd.

     Our common stock is quoted on the Over-the-Counter Bulletin board under the symbol "GBWL." On January ___, 2001, the closing price of our common stock was $__ per share.





--------------------------------------------------------------------------------


This investment involves a high degree of risk. See the "Risk Factors" beginning on page__.


--------------------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


Section                                                              Page Number
-------                                                              -----------

Prospectus Summary...................................................      1
Risk Factors.........................................................      7
Use of Proceeds......................................................     17
Dilution.............................................................     17
Price Range of Common Stock..........................................     18
Dividend Policy......................................................     19
Capitalization.......................................................     20
Selected Financial Data..............................................     21
Management's Discussion and
    Analysis of Financial Condition and Results of Operation.........     22
Business.............................................................     30
Management...........................................................     40
Summary Compensation Table...........................................     43
Security Ownership of Management and Certain Beneficial Owners.......     46
Description of Capital Stock.........................................     49
Selling Stockholders.................................................     52
Shares Eligible for Future Sale......................................     54
Plan of Distribution.................................................     55
Experts..............................................................     58
Legal Matters........................................................     58
Index to Financial Statements........................................     59

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process in accordance with a Registration Rights Agreement dated as of October 6, 2000 between our company and Torneaux Fund Ltd. and a Registration Rights Agreement dated as of December 29, 2000 by and among our company and various investors. Under this process, the stockholders named in the "Selling Stockholders" section of this prospectus, or in any supplement to this prospectus, may sell the common stock described in this prospectus from time to time. This prospectus provides you with a general description of the common stock. Each time that selling stockholders want to offer common stock and have provided us with a notice in accordance with the terms of the Registration Rights Agreement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. We have the right to suspend the use of this prospectus in accordance with the Registration Rights Agreement. You should read both this and any prospectus supplement together with any additional information described under the heading "How to Obtain More Information about Globus Wireless, Ltd."

                               PROSPECTUS SUMMARY


                              Globus Wireless, Ltd.


Our business............      We research, design, manufacture, market, and
                              distribute wireless communication products.
                              Through design and engineering efforts at our research and development center, Celltech Research
                              Inc., we market our proprietary Specific
                              Absorption Rate, or SAR, solutions to Original
                              Equipment Manufacturers or OEMs of wireless communication devices. SAR is a measurement to determine the amount of microwave radiation absorbed by human tissue.

                              We recently acquired Edge Continental Inc., an Ontario, Canada corporation. Edge Continental Inc. is an international distributor of OEM wireless phones and accessories, leading edge aftermarket products, and certain proprietary design handset accessories. Edge also provides clearinghouse services for OEM and carrier overstocked products for all wireless platforms.

Our products............      Through proprietary and trade secret processes, we
                              provide engineered solutions to wireless equipment
                              OEMs, to assist in their products achieving lower
                              SAR measures and enhanced performance, in compliance with regulatory guidelines, for such wireless communications products such as wireless phones, laptops, personal digital assistants,
                              Family Service Radios, Marine and two-way radios.
                              Performance objectives include increased range, clarity, battery life, fewer failed attempts, and dropped calls.

                              In addition, we market and sell a full suite of OEM handsets, OEM and aftermarket accessory products, and certain wireless accessory product proprietary to Globus. Included in our product lines are name brand wireless phones, OEM and aftermarket batteries, in-car hands free units, walk & talk microphones, cigarette lighter adapters, and a range of accessory products for both high end and casual users.

Marketing...............      We are marketed to OEMs worldwide as a solution
                              provider for OEMs in order to satisfy their applicable government regulations, as well as carrier client and consumer client performance requirements. Celltech also serves as a testing agency and filing center for OEMs and their requirement to satisfy Federal Communication
                              Commission and Industry Canada regulations for wireless communication devices.

                              Additionally, we are marketed as an international wireless products distribution engine, providing products at several distributor levels, domestically and internationally, including direct from an OEM supply, to providing products under value added dealer programs in North America. Carriers are a key target market as the primary buyers of OEM handsets and accessories for bundling with airtime services and resale to end-users.

Our industry............      We are members of a world wide wireless
                              communication technology and product industry.

                              Industry analysts such as the Yankee Group predict that world wide production and sale of wireless handsets will exceed 500 million units in 2001, climbing to 1 billion units in 2003. By 2005, wireless technology is forecasted to account for 50% of all global phone calls.

Our strategy............                o         to become a leading provider
                                                  of technology solutions that
                                                  provide lower SARs for OEM
                                                  wireless products, without
                                                  affecting the desired
                                                  performance of the product.

                                        o         to become a major distributor
                                                  and supplier of quality OEM
                                                  handsets and OEM aftermarket
                                                  and proprietary wireless phone
                                                  accessories to carrier clients
                                                  and distributors globally and
                                                  dealers in North America.

                                        o         to secure new marketing,
                                                  manufacturing and technology
                                                  opportunities in the wireless
                                                  communication industry which
                                                  are synonymous with our
                                                  commitment to market products
                                                  which enhance performance,
                                                  reduce operating costs and/or
                                                  improve efficiency, and which
                                                  will provide us with earnings.


Our history.............      We were incorporated in Nevada in June 1987 under
                              the name Daytona-Pacific Corporation. In October
                              1994, we acquired all of the assets of Globus
                              Cellular & User Protection Ltd. (B.C.). In August
                              1997, we changed our name to Globus Cellular, Ltd.
                              From 1994 to 1999, we were a development stage company researching enhanced technologies for cellular phones. In June 1999, a new executive team was appointed to leverage a leadership position in SAR research. In December 1999, our name was changed to Globus Wireless Ltd., being more indicative of our expertise, technologies and new product lines applicable to most all industry protocols and applications outside the telecommunications industry.

Our principal offices...      We maintain executive offices at our research
                              center, located at 1955 Moss Court, Kelowna,
                              British Columbia, Canada V1Y 9L3 and our telephone number is (250) 860-3130. We operate marketing, sales and distribution centers in Markham, Ontario, Canada; Los Angeles, California, USA;
                              Reno, Nevada, USA; and Seoul, Korea.

                                  The Offering

Registration rights.......... This prospectus is part of a registration statement filed pursuant to two registration rights agreements, relating to our common stock, dated as of October 6, 2000 and December 29, 2000, for the benefit of the owners of the common stock. We have agreed to use our best efforts to keep the registration statement effective until all the shares have been sold or until the shares of common stock may be sold pursuant to Rule 144 (k) of the Securities Act of 1933. See "Registration Rights" on page __.

Common stock outstanding
  before this offering....... We have 13,050,954 shares of common stock outstanding prior to this offering.

Common stock offered by the
  selling stockholders....... 4,611,528 shares of common stock

Common stock outstanding
after this offering.......... Up to 17,662,482 shares, assuming the sale of all of the shares registered in connection with the common stock purchase agreement, exercise of all warrants by the selling stockholders and conversion of all 12% series A convertible preferred stock.

Use of proceeds.............. We will not receive any proceeds from the sale of securities by the selling stockholders.

Riskfactors.................. Investing in these securities involves a high degree of risk and immediate and substantial dilution of your investment. As an investor, you should be able to bear a complete loss of your investment. See "Risk Factors" and "Dilution" for a more detailed discussion.

Forward-looking statements... This prospectus contains forward-looking statements that address, among other things, our expansion and acquisition strategy, business development, use of proceeds, projected capital expenditures, liquidity, and our development of additional revenue sources. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions. We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors.

     The 17,662,482 shares of common stock to be outstanding after this offering excludes 1,626,833 options reserved and allotted, to members of the board of directors, executive officers, senior management and key employees.



                    Consolidated and Pro Forma Financial Data

     The following summary of consolidated and pro forma financial data should be read in conjunction with "Management's Discussion and Analysis of Financial
Condition and Results of Operations" and the consolidated financial statements, including the related notes. The consolidated statement of earnings for the fiscal years ended October 31, 1998 and 1999 and the balance sheet data as at 1999 are derived from the audited consolidated financial statements of Globus
Wireless, Ltd., which have been audited by James E. Scheifley & Associates,
P.C., Certified Public Accountants. The pro forma consolidated statement of operations for the fiscal year ended October 31, 1999 and pro forma balance sheet data are derived from the audited financial statements of Edge Continental
Inc.which have been audited by KPMG LLP. The consolidated statement of earnings for the nine months ended July 31, 1999 and 2000 and the balance sheet data as at July 31, 1999 and 2000 are unaudited and have been prepared from our books and records and reflect, in our opinion, all adjustments necessary for a fair presentation of our financial position, results of operations, and cash flows, as at and for the periods indicated therein. The selected interim financial data presented below do not necessarily indicate the operating results or our performance for the full year.

Consolidated Statement of Earnings:

                                          Fiscal Year October 31,                 Nine Months Ended July 31,
                                          -----------------------                 --------------------------
                                     1998           1999         1999           1999        2000          2000
                                     ----           ----         ----           ----        ----          ----
                                                                              Unaudited   Unaudited   Pro Forma(1)
                                                              Pro Forma(1)
                                                              -----------
Revenues                             10,129           3,171     5,986,606          --          79,432     4,079,661
Operating Expenses:
    Cost of Sales                      --              --       5,551,492          --          11,656     3,592,409
    Research and development         67,685          70,745        70,745        36,932       154,132       154,132
    General and administrative      687,003         795,204     1,181,765       617,768       967,568     1,427,245
    Other expenses                     --              --          97,654          --            --         103,194
                                 ----------      ----------    ----------    ----------    ----------    ----------
        Total Expenses              754,688         865,949     6,901,656       654,700     1,133,356     5,276,980
                                 ----------      ----------    ----------    ----------    ----------    ----------
                                   (744,560)       (862,778)     (915,050)     (654,700)   (1,053,924)   (1,197,319)
Interest                             (8,868)        (18,441)      (46,672)         --            --         (96,284)
                                 ----------      ----------    ----------    ----------    ----------    ----------
Income / (Loss) Before Taxes       (753,428)       (844,337)     (961,722)     (654,700)   (1,053,924)   (1,293,603)
Taxes                                 2,340            --            --          11,279          --            --
Income (loss) from continuing
operations                         (751,088)       (844,337)     (961,722)     (643,421)   (1,053,924)   (1,293,603)

Income (loss) from
discontinued operation net of        13,252            --            --          21,895          --            --
income taxes
Loss                               (737,836)       (844,337)     (961,722)     (621,526)   (1,053,924)   (1,293,603)
Loss per Share                        (0.10)          (0.10)        (0.11)        (0.09)        (0.09)        (0.11)



Consolidated Balance Sheet Data:
                                    As at October 31,                     As at July 31,
                                                        ----------------------------------------------------
                                          1999               1999             2000             2000
                                          ----               ----             ----             ----
                                                           Unaudited        Unaudited       Pro Forma(1)
Total Current Assets                     585,191            417,589          751,601         1,027,390
Property and equipment, at cost,
less accumulated depreciation            290,351            196,454          397,705           483,151
Other assets                              16,111             20,410           14,847         1,772,899
Total Current Liabilities                141,226            323,623           80,342         1,426,229
Total Shareholders' Equity               750,427            310,829        1,083,811         1,857,211
-------------
(1) Gives effect to the acquisition of Edge Continental Inc.

                                       6

                                  RISK FACTORS

     Investing in our securities will provide you with an equity ownership interest in Globus Wireless, Ltd. As one of our shareholders, your investment will be subject to risks inherent in our business. If any of the following risks actually occur, our business could be harmed. In that event, the trading price of our shares might decline, and you could lose all or part of your investment. You should carefully consider the following factors as well as other information contained in this prospectus before deciding to invest in shares of our securities. Additional risks that are not currently known to us or that we deem immaterial may also harm us and the value of your investment. An investment in our securities involves a high degree of risk.

We have a history of net losses and negative cash flow and may not be able to satisfy our cash needs from operations.

     Except for the 3rd quarter of 1996, and our most recent 4th quarter 2000, we have never been profitable. We have experienced negative cash flow since 1994. Our accumulated deficit was approximately $5,398,815 at July 31, 2000. We cannot project with certainty that losses will not continue in the short term as we grow and integrate our businesses, and that losses will not continue in the long term should we be unsuccessful in our business and integration efforts. We cannot know when, if ever, net cash generated by our internal business operations will support our growth and continued operations.

We will need substantial amounts of additional financing.

     We anticipate that we will need substantial amounts of cash for:

     o    capital expenditures to build and enhance our business;

     o operating expenses relating to our business, expansion and integration efforts;

     o    potential acquisitions;

     o    debt service requirements; and

     o    other general corporate expenditures.

     There is a probability that our cash needs will exceed our cash flows from operating activities through 2001, which means we will have to seek out additional financing. In addition, we may need to revise our business plan to respond to competitive and other factors, so our need for cash may increase.

Other factors may adversely affect our access to additional financing, and we may have to curtail our business if we cannot access additional financing.

     Our access to additional funds also may be limited by:

     o general market conditions that adversely affect the availability or cost of financings;

     o    market conditions affecting the telecommunications industry in general

     o the terms of options and warrants issued to others, that may make equity financings more difficult;

     o the potential commercial opportunities and risks associated with implementation of our business plan;

     o    the market's perception of our performance and assets; and

     o    the actual amount of cash we need to pursue our business strategy.

Funding for our capital needs is not assured, and we may have to curtail our business if we cannot find adequate funding.

     Except for our equity financing agreement with Torneaux, we currently have no legally binding commitments or understandings with any third parties to obtain any material amount of additional equity or debt financing. We cannot assure you that we will be able to obtain any additional financing in the amounts or at the times that we may require the financing or, if we do obtain any financing, that it would be on acceptable terms. As a result, we cannot assure you that we will have adequate capital to implement future expansions and enhancements of our wireless technology, to maintain our current levels of operation or to pursue strategic acquisitions. Our failure to obtain sufficient additional financing could result in the delay or abandonment of some or all of our development, expansion and expenditures, which could have an adverse effect on us and on the value of our common stock.

The loss of any of our significant customers would likely have a material adverse effect on our revenues.

     There is a limited number of wireless handset OEMs globally that could benefit with our proprietary SAR solution process, and a limited number of other wireless device OEMs that may benefit. Additionally, until such time as we undertake an expansion of research facilities at Celltech, there is a finite number of OEM clients and products that can be processed in a given time. For product distribution sales as of October 31, 2000, our dealer customer base was approximately 900 clients, of which only 50% are considered regular clients, and of which 40 accounted for approximately 65% of total accounts receivable. As we continue to increase our customer base, we believe we will be less likely to be dependent on a limited number of significant customers. We cannot assure you that we will be less dependent on a limited number of significant customers in the future, and the loss of any such significant customer, especially in the initial integration period and until expanded facilities for Celltech are completed, would likely have a material adverse effect on our revenues.

We have experienced significant growth in a short period of time and may have trouble integrating acquired businesses and managing our expansion.

     Since September 1, 2000, we have completed one acquisition and signed a letter of intent to acquire another in the 1st Quarter of fiscal 2001. Acquisitions may involve numerous risks, including difficulty in integrating operations, technologies, systems, and products and services of acquired companies, diversion of management's attention and disruption of operations, increased expenses and working capital requirements, entering markets in which we have limited or no prior experience and where competitors in such markets have stronger market positions and the potential loss of key employees and customers of acquired companies. In addition, acquisitions may involve financial risks, such as the potential liabilities of the acquired businesses, the dilutive effect of the issuance of additional equity securities, the incurrence of additional debt, the financial impact of transaction expenses and the amortization of goodwill and other intangible assets involved in any transactions that are accounted for using the purchase method of accounting, and possible adverse tax and accounting effects.

We have a limited history of owning and operating our acquired businesses on a consolidated basis, which could result in ineffective management of these businesses.

     There can be no assurance that we will be able to meet performance expectations or successfully integrate our acquired businesses on a timely basis without disrupting the quality and reliability of service to our customers or diverting management resources. Our rapid growth has placed and will continue to place a significant strain on management, our financial resources, and on our information, operating and financial systems. If we are unable to manage this growth effectively, it may have an adverse effect on our business, financial condition and results of operations.

Our recent acquisition of Edge Continental may have an adverse effect on our earnings.

     We recently acquired Edge Continental Inc. Edge Continental is an international distributor of OEM wireless phones and accessories, leading edge aftermarket products, certain proprietary design handset accessories, and provides clearinghouse services for OEM and carrier overstocked product, for all wireless platforms. If we are unable to effectively integrate Edge Continental's business into our existing business, and retain certain key employee expertise in our organization, it may have an adverse effect on our earnings or revenue growth.

Because Edge Continental has a limited operating history, we cannot assure that we can successfully execute our business strategy.

     We are relying heavily on the prospects of Edge Continental, and their founders expertise, for our future revenue growth. In the years ended July 31, 1999 and 2000, Edge Continental had total revenues of $5,983,435 and $5,851,654, respectively. Despite the revenues, Edge Continental still had losses for the year ended July 31, 1999 and 2000 of $182 and $179,156, respectively, a result of a strategy to pursue increased market share and building up of the business clientele. If we are unable to successfully execute our now combined business strategy, we would likely not achieve anticipated levels of revenue growth and earnings from the operations that are expected to result in profitability.

The loss of any of our key executives may have a material adverse effect upon our operations.

     Our success is dependent upon the expertise of the key members of our management team, particularly our President and Chief Executive Officer, Bernard Penner, Chief Financial & Operating Officer, Nicholas Wizinsky, Senior Vice President Corporate Development, International & Carrier Sales, A. Cary Tremblay, Senior Vice President Marketing & Sales, Wireless Devices, Gord Walsh, Vice President Procurement & US Distribution, Victor Abuharoon (formerly Edge Continental President), Vice President North American Dealer Distributor Sales, Randy Aquino (formerly Edge Continental Vice President) and General Manager for Celltech, Shawn McMillen. The loss of services from any of these individuals would have a material adverse effect upon our operations. Our future success also depends on our continuing ability to attract, train and retain highly qualified technical, sales, marketing, development and managerial personnel. If we are unable to hire such personnel on a timely basis, our business, operating results and financial condition could be adversely affected.

Intense competition in the market for communications equipment could prevent us from increasing or sustaining revenues or achieving or sustaining profitability.

     The market for wireless communications equipment is rapidly evolving and highly competitive. Increased competition is likely to result in price reductions, shorter product life cycles, reduced gross margins, longer sales cycles and loss of market share, any of which would harm our business. As a provider of design and engineered solutions we compete with other test labs globally and the in-house research and development efforts of the OEMs. We expect our competitors and the OEMs to continue to improve the engineering expertise and performance of product and to introduce new products or new technologies that may supplant or provide lower cost alternatives to our solutions. To be competitive, we must continue to invest significant resources in research and development on SAR solutions, as well as significant resources in sales, marketing and customer support of our product distribution businesses. We cannot be sure that we will have sufficient resources to make these investments or that we will be able to make the technological advances or secure new products for distribution necessary to be competitive. As a result, we may not be able to compete effectively against our competitors.

If we are not able to identify, develop, assemble, market or support our products successfully or respond effectively to technological changes or product announcements by competitors, we may not remain competitive.

     Rapidly changing technology and new product introductions characterize the markets for our products. Accordingly, we believe that our future success will depend on our ability to enhance our existing products and to develop or procure and introduce in a timely fashion new products that achieve market acceptance. We cannot assure you that we will be able to identify, develop, procure, assemble, market or support our products successfully or that we will be able to respond effectively to technological changes or product announcements by competitors.

Our efforts to keep pace with technological change may be unsuccessful, which could adversely affect operating results and the value of your investment.

     Our solutions based technology could become obsolete. We rely on an engineering solutions technology and certain trade secret processes applicable for most radio frequency emitting devices but that may not be compatible with, and may compete with, newer forms of wireless communication technology now in development.

     Competition among these differing technologies can:

     o segment the user markets, which could reduce demand for specific technologies, including our technology; and

     o    adversely affect market acceptance of our services.

     We cannot assure you that our solutions based wireless technology will successfully compete with the other solutions or product enhancements that may later be developed. Further, new wireless technology and product may develop that will cause our existing technology to be obsolete or otherwise impair market acceptance of our technology.

Our success is dependent on the continued development of the emerging wireless market.

     The market for wireless technology has only recently begun to develop and is rapidly evolving. Because this market is new, it is difficult to predict its potential size or future growth rate. Our success in generating revenue in this emerging market will depend, among other things, on the growth of this market. If the market for wireless technology fails to develop or develops more slowly than expected, or if our systems do not achieve widespread market acceptance in this market, our business would be significantly harmed.

We will face challenges to our business if our target market adopts alternate standards for wireless transmission, or if our systems fail to comply with evolving industry standards and government regulations.

     Wireless technology is extremely complex, and products must adhere to a continually changing set of standards and compliance requirements. Currently, our solutions based technology is designed to assist OEMs in satisfying FCC and IC regulations. Regulatory guidelines, as well as the protocol definitions for radio frequency transmission, however, are established by governments and industry standards organizations over which we have no direct influence. We have invested substantial amounts of engineering resources into developing a solutions based technology and trade secret processes that assist OEMs in achieving compliance to these standards. Should government regulators or these industry organizations change the regulations or standards for radio frequency transmission or its associated technology, or if government or these industry organizations introduce new and substantially different regulations and standards for data transmission, we may not be able to introduce systems in a timely manner that meet these new and evolving regulations and standards. If we fail to introduce systems that meet new and evolving data transmission regulations and standards, our business would be significantly harmed.

Additionally, our business may be indirectly harmed by legal challenges to the safety of certain wireless industry technologies, potentially reducing or limiting potential numbers of clients for our technology.

A majority of service providers that use wireless technologies are emerging companies with unproven business models.

     Many of our distribution customers for handsets are service providers that are using wireless technologies to attract and retain new end-user customers. Many of the wireless equipment OEMs providing product to the service providers, and those utilizing our solutions expertise, are emerging companies with a limited degree of success in the wireless industry. The wireless market is intensely competitive, and OEM handset market has become increasingly competitive at all levels in recent years, primarily as a result of increased competition among the service providers that are typically forced to reduce the monthly access charges they impose upon their subscribers in order to attract and retain additional subscribers. The reduction in monthly access charges reduces the amount of capital available for service providers to invest in their purchasing of new handset models. Both service providers and handset OEMs may therefore become under-capitalized and may not be able to remain in business for a substantial period of time. The failure or loss of both the OEMs and the service providers as customers would significantly harm our business. Additionally, a number of suppliers for our distribution business are smaller and new organizations that may be under capitalized and therefore unable to meet our long term supply needs. In our distribution supply businesses, there are significant numbers of dealer organizations that are relatively small, especially in the US markets where wireless distribution markets tend to be more fragmented, and these organizations may also be under-capitalize. Both the SAR solutions business and distribution business rely heavily on successful sales and marketing to or supply from foreign firms, and most of the firms are emerging companies, with unproven business models.

Because of intense competition, we may not be able to recruit or retain qualified personnel.

     Our growth in operations has placed significant demands on our management, engineering staff and facilities. Continued growth will require us to hire more engineering, manufacturing, sales and administrative personnel. We may not be able to attract and retain the necessary qualified personnel to accomplish our business objectives and we may experience constraints that could harm our ability to satisfy customer demand in a timely fashion or to support our customers and operations. We have at times experienced, and continue to experience, difficulty in recruiting qualified personnel, especially on the technical side of the business where competition in the RF industry is intense and unlikely to abate in the next decade. Recruiting qualified personnel is an intensely competitive and time-consuming process. We will need to train new sales and marketing personnel before they achieve full productivity. The design and engineering of SAR solutions utilizing our proprietary technology can be complex. Accordingly, we need highly trained professional services, both technical and business. We cannot be certain that we will be able to successfully attract and retain additional qualified personnel. In addition, recently hired employees may not successfully integrate into our management team. The inability to attract and retain qualified personnel or to assimilate them into our business could significantly harm our business.

Risks Related To This Offering and Our Common Stock
---------------------------------------------------

Our commitments to issue additional common stock may adversely affect the market price of our common stock and may impair our ability to raise capital.

     We currently have outstanding commitments in various forms such as warrants, options, and convertible securities to issue a substantial number of new shares of our common stock. The shares subject to these issuance commitments, to some degree, will be issued in transactions registered with the Securities and Exchange Commission and thus will be freely tradable. In many other instances, these shares are subject to grants of registration rights that, if and when exercised, would result in those shares becoming freely tradable. An increase in the number of shares of our common stock that will become available for sale in the public market may adversely affect the market price of our common stock and, as a result, could impair our ability to raise additional capital through the sale of our equity securities or convertible securities.

The potential issuance of 2,571,528 shares of our common stock in connection with the Torneaux Fund, Ltd. equity financing agreement may dilute your investment in our common stock

     On October 6, 2000, we entered into an equity financing agreement with Torneaux Fund, Ltd., an institutional investor, under which Torneaux may purchase up to 2,571,528 shares of our common stock. The equity line established by the agreement permits Torneaux, at our request, to invest up to between $3.6 million and $18.0 million in our common stock periodically over a 15-month period based upon a discount to the current market price of our common stock. Subject to the conditions in the agreement, the timing and number of shares to be sold is at our option. Torneaux's holding in Globus shall at no time exceed 9.99%. The aggregate issuances of these shares may have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

We may experience variability in our operating results, which could negatively impact the price of our shares.

     Our annual and quarterly results have fluctuated in the past, especially in the most recent fiscal year. The reasons for these fluctuations may similarly affect us in the future, or our results may fluctuate for newer reasons than previously experienced. Prospective investors should not rely on results of operations in any past period to indicate what our results will be for any future period. Our operating results may fluctuate in the future as a result of many factors, including:

     o    variations in the timing and volume of customer orders;

     o    introduction and market acceptance of our new products;

     o    changes in demand for our existing products;

     o    the accuracy of our forecasts of future requirements;

     o changes in government regulations, and or industry standards, concerning SAR and other regulated measures of performance for wireless devices;

     o changes in competitive and economic conditions generally or in our markets; and

     o the timing of, and the price we pay for, acquisitions and related integration costs.

     Any of these factors or a combination of these factors could have a material adverse effect on our business, financial condition and results of operations.

We may need additional capital that could dilute the ownership interest of investors.

     We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our common stock may experience additional dilution. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations for all but two quarters since 1996, and expect to experience significant negative cash flow from operations in the immediate future as we grow, expand and integrate our businesses. The issuance of additional common stock by our management, may have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

                                  THE OFFERING

Common Stock Purchase Agreement

     Of the shares of common stock being registered for resale by the selling stockholders, 2,571,58 shares are being registered in connection with our common stock purchase agreement with Torneaux Fund Ltd.

     On October 6, 2000, we entered into a common stock purchase agreement and related agreements with Torneaux Fund Ltd., a private equity fund organized under the laws of the Bahamas. Subject to the fulfillment of certain conditions, the agreements provide us with a facility through which we may sell shares of our common stock, at our option, to Torneaux Fund Ltd. periodically over a 15-month period. Our ability to request a draw down under the common stock purchase agreement is subject to the continued effectiveness of a resale registration statement filed with the Securities and Exchange Commission to cover the shares to be issued. The amount of common stock to be sold at each draw down will not be less than $200,000 nor more than $1.0 million. We have agreed to sell our shares to Torneaux Fund Ltd. at a price equal to the then current market price of our common stock during the draw down period, less a discount of between 7.0% and 9.0% specifically determined based upon a formula related to the then current market price of the stock. The number of shares that we may sell to Torneaux Fund Ltd. varies depending on certain factors, including the market price of the common stock and the then current ownership interest of our common stock by Torneaux Fund Ltd. We have also agreed to issue to Torneaux Fund Ltd. warrants to purchase up to 30% of the number of shares of common stock being purchased at the time of each draw down. Torneaux Fund Ltd. will either resell its shares of our common stock in the open market, resell its shares of our common stock to other investors in negotiated transactions or hold shares of our common stock in its portfolio. This prospectus covers the resale by Torneaux Fund Ltd. of common stock purchased by Torneaux Fund Ltd. and issuable upon exercise of the related warrants either in the open market or to other investors.

12% Series A Convertible Preferred Stock

     Of the shares being registered, 2,040,000 shares of common stock are being registered for resale upon conversion of our outstanding 12% series A convertible preferred stock and warrants held by preferred stockholders.

     On December 29, 2000, we issued an aggregate of 1,500 shares for our 12% series A convertible preferred stock in a private placement to accredited investors. Holders of the 12% series A convertible preferred stock are entitled to voluntary and mandatory conversion and redemption of their shares under certain circumstances. At any time on or after April 28, 2001, each share of 12% series A convertible preferred stock shall be convertible into the number of shares of our common stock equal to the accrued dollar value of each 12% series A convertible preferred share, $1,000 plus accrued and unpaid dividends on such share, divided by the lesser of 1.8062 or eighty percent (80%) of the average of the three lowest closing bid prices of our shares of common stock during the twenty consecutive trading days immediately preceding the date of such conversion, subject to certain readjustments. In addition, each share of our 12% series A convertible preferred stock shall automatically convert into shares of our common stock on December 29, 2003, in the same manner of conversion as described in the immediately preceding sentence. Upon the occurrence of certain major transactions or triggering events, each holder may require us to redeem their shares of 12% series A convertible preferred stock at a price equal to 125% of the liquidation value of such shares at that time. Our failure to effect any voluntary or mandatory conversion or redemption of shares of 12% series A convertible preferred stock may result in the payment of liquidated damages to the holders. This prospectus covers the resale of the shares of common stock underlying the shares of preferred stock and warrants issued in the private placement.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders of our company. There will be no proceeds to our company from the sale of shares of common stock in this offering.

                                    DILUTION

     Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to our company, our net tangible book value will be unaffected by this offering.

               MARKET FOR COMMON EQUITY AND RELATED STOCK MATTERS

     Our common stock trades on the NASD Over-The-Counter Market under the symbol "GBWL". Trading of our common stock began on September 19, 1995. The following table sets forth the range of high and low bid quotations for our common stock for each quarter of the last two fiscal years, as reported on the NASD Bulletin Board, by ACAP Financial, M.H. Meyerson & Co., Inc. and Vantage Point Capital (Canada). The quotations represent inter-dealer prices without retail markup, markdown or commission, and may not necessarily represent actual transactions.



                 PERIOD                       HIGH                  LOW
                 ------                       ----                  ---

    Year Ended October 31, 1998:
             First Quarter...........         .656                 .656
             Second Quarter..........         .531                 .500
             Third Quarter...........         .375                 .375
             Fourth Quarter..........         .250                 .250


    Year Ended October 31, 1999:
             First Quarter...........          .343                .218
             Second Quarter..........         1.656                .562
             Third Quarter...........         3.250               1.218
             Fourth Quarter..........         2.625               1.968


    Year Ended October 31, 2000:
             First Quarter...........         2.687               1.250
             Second Quarter..........        10.125               2.000
             Third Quarter...........         4.937               2.875
             Fourth Quarter..........         6.00                2.093


     The approximate number of holders of record of our common stock, $.001 par value, as of October 31, 1999, was 298. As of October 31, 2000 there were 271 holders of record.

                                 DIVIDEND POLICY

         Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors. No dividends on our common stock have ever been paid, and we do not anticipate that dividends will be paid on our common stock in the next fiscal year.



                                 CAPITALIZATION

         The  following   table   summarizes  our  long-term   obligations   and
capitalization  as of October 31, 1999.  The  information in the table should be read in conjunction  with the more detailed  combined  financial  statements and notes presented elsewhere in this prospectus.
                                              Nine Months Ended       Fiscal Year Ended
                                                July 31, 2000         October 31, 1999
                                                -------------         ----------------

Subscriptions for common stock................           -                   382,627

Stockholders' equity:
   Common stock                                       12,224                  11,080
   Additional paid-in capital.................     6,490,465               4,714,212
   Accumulated other comprehensive income            (20,063)                (12,601)
   Deficit....................................    (5,398,815)             (4,344,891)
                                                 -----------             -----------
   Net shareholders' equity...................     1,083,811                 367,800
                                                   ---------                 -------
   Total capitalization.......................     1,083,811                 750,427
                                                   =========                 =======


Additional Information About Financial Presentation

     Options and Warrants. Unless this prospectus indicates otherwise, all information presented in this prospectus assumes no exercise of warrants or options outstanding.


                                       20



                    Consolidated and Pro Forma Financial Data

     The following summary of consolidated and pro forma financial data should be read in conjunction with "Management's Discussion and Analysis of Financial
Condition and Results of Operations" and the consolidated financial statements, including the related notes. The consolidated statement of earnings for the fiscal years ended October 31, 1998 and 1999 and the balance sheet data as at 1999 are derived from the audited consolidated financial statements of Globus
Wireless, Ltd., which have been audited by James E. Scheifley & Associates,
P.C., Certified Public Accountants. The pro forma consolidated statement of operations for the fiscal year ended October 31, 1999 and pro forma balance sheet data are derived from the audited financial statements of Edge Continental
Inc., which have been audited by KPMG LLP. The consolidated statement of operations for the nine months ended July 31, 1999 and 2000 and the balance sheet data as at July 31, 1999 and 2000 are unaudited and have been prepared from our books and records and reflect, in our opinion, all adjustments necessary for a fair presentation of our financial position, results of operations, and cash flows, as at and for the periods indicated therein. The selected interim financial data presented below do not necessarily indicate the operating results or our performance for the full year.

Consolidated Statement of Earnings:

                                              Fiscal Year October 31,                 Nine Months Ended July 31,
                                              -----------------------                 --------------------------
                                         1998          1999          1999          1999          2000          2000
                                      ----------    ----------    ----------    ----------    ----------    ----------
                                                                  Pro Forma(1)   Unaudited     Unaudited    Pro Forma(1)
                                                                  ----------    ----------    ----------    ----------
Revenues                                  10,129         3,171     5,986,606          --          79,432     4,079,661
Operating Expenses:
    Cost of Sales                           --            --       5,551,492          --          11,656     3,592,409
    Research and development              67,685        70,745        70,745        36,932       154,132       154,132
    General and administrative           687,003       795,204     1,181,765       617,768       967,568     1,427,245
    Other expenses                          --            --          97,654          --            --         103,194
                                      ----------    ----------    ----------    ----------    ----------    ----------
        Total Expenses                   754,688       865,949     6,901,656       654,700     1,133,356     5,276,980
                                      ----------    ----------    ----------    ----------    ----------    ----------
                                        (744,560)     (862,778)     (915,050)     (654,700)   (1,053,924)   (1,197,319)
Interest                                  (8,868)      (18,441)      (46,672)         --            --         (96,284)
                                      ----------    ----------    ----------    ----------    ----------    ----------
 Income / (Loss) Before Taxes           (753,428)     (844,337)     (961,722)     (654,700)   (1,053,924)   (1,293,603)
Taxes                                      2,340          --            --          11,279          --            --
Income (loss) from continuing
operations                              (751,088)     (844,337)     (961,722)     (643,421)   (1,053,924)   (1,293,603)
Income (loss) from
discontinued operation net of             13,252          --            --          21,895          --            --
income taxes
Loss                                    (737,836)     (844,337)     (961,722)     (621,526)   (1,053,924)   (1,293,603)
Loss per Share                             (0.10)        (0.10)        (0.11)        (0.09)        (0.09)        (0.11)

Consolidated Balance Sheet Data:
                                    As at October 31,                     As at July 31,
                                                        ----------------------------------------------------

                                          1999               1999              2000              2000
                                          ----               ----              ----              ----
                                                           Unaudited        Unaudited        Pro Forma(1)
Total Current Assets                     585,191            417,589          751,601          1,027,390
Property and equipment, at cost,
less accumulated depreciation            290,351            196,454          397,705            483,151
Other assets                              16,111             20,410           14,847          1,772,899
Total Current Liabilities                141,226            323,623           80,342          1,426,229
Total Shareholders' Equity               750,427            310,829        1,083,811          1,857,211
-------------
(1) Gives effect to the acquisition of Edge Continental Inc.

                                                           21

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and notes thereto included elsewhere in this prospectus. This document contains certain forward-looking statements including, among others, anticipated trends in our financial condition and results of operations and our business strategy. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. Important factors to consider in evaluating such forward-looking statements include (i) changes in external competitive market factors or in our internal budgeting process which might impact trends in the our results of operations; (ii) unanticipated working capital or other cash requirements; (iii) changes in the our business strategy or an inability to execute its strategy due to unanticipated changes in the industries in which we operates; and (iv) various competitive factors that may prevent the us from competing successfully in the marketplace.

Nine Months Ended July 31, 2000 As Compared To The Nine Months Ended July 31,
1999

     Revenues. Revenues for the nine months ended July 31, 2000 increased to $79,432 from nil for the nine months ended July 31, 1999. This increase was primarily attributable to our June 1999 change in management and direction of Globus, with a focus shift from research to marketing and sales of proprietary wireless solution technologies and accessory products.

     General and Administrative Expenses. General and administrative expenses for the nine months ended July 31, 2000 increased 57% to $967,568 from $617,718 for the nine months ended July 31, 1999. This increase was directly attributable to the shift in business strategy from research and development to the marketing of our wireless proprietary technologies, products and testing services, and offset by the cancellation of license fees paid under prior management in 1999.

     Research and Development. Research and development costs for the nine months ended July 31, 2000 increased 317% to $154,132 from $36,932 for the nine months ended July 31, 1999. This increase was primarily due to continued investment in equipment at and expansion of services provided by Celltech Research Inc., our research and development arm.

     Depreciation and Amortization. Depreciation and amortization for the nine months ended July 31, 2000 increased to $51,142 from $49,133 for nine months ended July 31, 1999. This increase was primarily due growth in operations at Celltech and Globus Wireless Canada.

     Net Losses. Net losses for the nine months ended July 31, 2000 increased to $1,053,924 or $0.09 per share as compared to $621,526, or $0.09 per share for the nine months ended 1999. This increase was primarily due to an aggressive growth program to market globally our proprietary SAR solution technologies directly to OEMs, and to the expansion of our wireless devices distribution businesses.

Year Ended October 31, 1999 As Compared To The Year Ended October 31, 1998

     Revenues. We did not receive any sales revenue for the years ended 1999 and 1998.

     General and Administrative Expenses. General and administrative expenses for the year ended October 31, 1999 increased 15.7% to $795,204 from $687,003 for the year ended October 31, 1998.

     Research and Development. Research and development costs for the year ended October 31, 1999 increased 4.09% to $70,455 from $67,685 for the year ended October 31, 1998. This increase was primarily due to the continuing development of our proprietary antennae technologies and opening of Celltech labs.

     Depreciation and Amortization. Depreciation and amortization for the year ended October 31, 1999 increased to $49,133 from $16,496 for year ended October 31, 1998. This increase was primarily due to a growth in operations at Celltech and Globus Wireless Canada.

     Net Losses. Net losses for the year ended October 31, 1999 increased to $844,837 or $0.10 per share as compared to $737,836, or $0.10 per share for year ended October 31, 1998. This increase was primarily due to a rapid growth in our company and a refocusing of objectives following a change in management in June 1999, and commitment to aggressively leverage our leadership position in SAR research, marketing direct to OEMs.

     We issued stock options for officer services of $126,141 for the year ended October 31, 1999. The compensation value of options issued was $20,600. Salary and license costs and expenses converted to officer loans were $56,624.

     For the year ended October 31, 1999, we experienced an increase in accounts receivable of $29,635, an increase in prepaid expenses of $60,606 and an increase in accounts payable of $68,664, all due to increased operations. Additionally, we had a decrease in net assets of discontinued operation of $56,647 for the year ended October 31, 1999. Foreign exchange translation adjustment was $39,483 for the year ended October 31, 1999. These items resulted in net cash used in operating activities of $532,686 for the year ended October 31, 1999.

Plan Of Operation

     Since the commencement of fiscal 2000, we have initiated the following actions and strategies with regards to the on-going advancement of our business opportunities through to end of the 3rd quarter 2000:

     1. In July 2000, we received our first analyst report recommendation by Christopher Moore, CFA, Senior Vice President, Director of Research, Coleman Investment Banking, New York, with a Speculative-Buy rating and 12-month price target of $11. In November 2000 Mr. Moore had indicated he was expecting to undertake a follow-up report in early 2001.

     2. In June 2000, we announced we had signed a milestone agreement with Hyundai Electronics Company, to supply Hyundai with a custom engineered SAR solution for Hyundai's latest state-of the-art single band dual mode wireless cell phone. The open-ended agreement guarantees a minimum order size of 500,000 units. By year end 2000, we had yet to be informed when Hyundai will manufacture the handset and utilize the SAR solution of Globus.
     3. In June 2000, we secured the services of Ben Hewson, CA, to serve as Financial Controller, bringing over 13 years experience in both public and private accounting, including 7 years as an auditor for BDO Dunwoody and Ernst & Young. In November 2000 Mr. Hewson was named Corporate Controller for all Globus Wireless companies and operating divisions.
     4. Also in June, we commenced testing and compliance programs for several manufacturers of non-cellular phone devices as the issue of SAR became a major engineering factor for all RF emitting devices in both the US and Canada.
     5. In May of 2000, we announced the appointment of Coleman & Company Securities Ltd., of New York, NY, as our investment bank and financial advisor, and to raise the investment profile of Globus through their networks in the United States and abroad, to have a key role in efforts to secure additional capital to support growth in the marketing of our proprietary technologies and wireless communication products, and to provide expertise in strategic planning and in evaluation of potential business acquisitions within our industry. By year end 2000, we had elected to terminate this relationship and seek new investment banking partners, a consequence of internal changes at Coleman and our dissatisfaction with the overall performance of Coleman. We are confident we will secure new investment banking partners early 2001.
     6. Also in May 2000, we announced that Jonathan Hughes had joined our organization as Project Manager for Celltech Research, providing an extensive knowledge of US and Canadian government agency standards, procedures, requirements and regulations for Electro Magnetic Compatibility and Radio Frequency exposure compliance and equipment approval of wireless devices.
     7. In April 2000, we secured the services of Gord Walsh, as Vice President Marketing & Sales Wireless Devices (Accessories), bringing over 20 years wireless industry sales experience to Globus. In September 2000 Mr. Walsh was named Senior Vice President Marketing & Sales, Wireless Devices Dealer Distribution.
     8. From February through April 2000, we undertook and completed two OEM prototype antenna design programs; also in the second quarter of fiscal 2000, Celltech earned testing service revenues from other cellular telephone OEMs as well as completed its first compliance testing program for a FRS OEM.
     9. In January and February 2000, launched the Globus Accessory Line at the CES and CTIA trade shows. This product line would later in the year evolve into a full Dealer Program sold through our Wireless Devices Division.
     10. In December 1999, we also announced a research partnership with Auden concerning ceramic embedded antenna technology.
     11. Also in December 1999, we filed a Statement of Claim in British Columbia Supreme Court to confirm rightful ownership of its antenna technology and a declaration that license and other agreements related to that antenna technology under which Dr. Paul Bickert was paid monies, are void. We asserted that Dr. Paul Bickert breached fiduciary duties as a director and president of Globus when a license and other agreements were improperly executed by him in his personal capacity. In addition to confirmation of ownership of patent rights, we seek unspecified damages including a full accounting of all monies paid by Globus to Dr. Paul Bickert and for an order that he repay us all monies received in breach of his fiduciary duties and all monies received without proper authorization of Globus. On the advice of counsel, we believe our claims to be meritorious. In connection with the lawsuit, we had ceased all accruals of technology lease payments for that particular technology, retroactive to fiscal year end 1997. We do not anticipate a resolution in the matter until at least fiscal 2001.

During the 4th Quarter of fiscal year 2000, we announced several major strategic initiatives and our efforts were directed toward the following:

     1. In November 2000 we moved to secure additional distribution resources in the US, and effective December 1, 2000 we commenced setup of a new 47,000 square foot Marketing, Procurement & Distribution Center in Garden Grove, California. This operations base will be the primary US sales and distribution center for all OEM handset and accessory product, as well as aftermarket product and our proprietary accessory product, and is scheduled to open February 1, 2001.

     2. On November 14, 2000, we announced we acquired 100% of all of the issued and outstanding shares in Edge Continental Inc, a wireless products distribution company, for a combination of shares, cash and debt totaling $2.55 million. The effective date of the acquisition was September 1, 2000. Edge Continental is an international distributor of wireless phones and OEM accessories for all wireless platforms. With the acquisition, our Wireless Devices Product Distribution Group gains a substantial revenue stream and diverse client base, including carriers, distributors, dealers, agents and retailers. Past President for Edge Mr. Victor Abuharoon was named Vice President US Procurement & Distribution, and former Vice President Mr. Randy Aquino was named Vice President Dealer Distribution (North America).

     3. On October 24, 2000, we announced the appointment of Norm Hawkins to the Board of Directors. Mr. Hawkins was a founding shareholder and Director for Lenbrook Inc., an electronics and communication conglomerate, serving as Vice President Business Development and Vice President Sales & Marketing, as well as having managed the Wireless Group and Energy Systems Division at Lenbrook. Mr. Hawkins was instrumental in the creation of Clearnet Inc. a major PCS carrier in Canada with 2400 employees and recently acquired by Teleus for $6.6 billion. His extensive knowledge and networks in the wireless industry will greatly assist our growth strategy.

     4. Requiring product for our distribution channels, on October 18, 2000, we concluded a $40.0 million product distribution agreement with Aztec Components Inc. of California. The agreement calls for the Company to purchase from Aztec up to 730,000 Motorola OEM analog handsets during fiscal 2001, effectively subcontracting from Aztec their distribution agreement with Motorola. In the initial six weeks over 25% of the agreement had been fulfilled.

     5. On October 6, 2000, we announced a Letter of Intent had been signed to acquire PCI Marketing & Communications Inc., owners of the ShopWireless brand ShopWireless.Com, an accomplished direct to consumer marketing company and established electronics on-line

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

          retailer. The acquisition was to initially be completed in early November and has now been set for mid-January. Total acquisition cost is projected at $3.2 million, based on a 100% vending of ShopWireless on an equity swap basis. We are projecting that ShopWireless.Com will provide $5.5-7.0 million in revenues during fiscal 2001. The acquisition will complete our distribution chain by directly linking products from OEMs through our distribution channels to the end consumer.
     6. Throughout the 4th Quarter of fiscal 2000, we continued to leverage our leadership position in SAR research, and expanded marketing efforts to securing OEM SAR solution sales contracts utilizing proprietary designs and our in-house expertise in solving SAR issues. An initial sale of our proprietary SAR solution to Hyundai Electronics, announced earlier in the 3rd quarter, has not yet been fulfilled as Hyundai and we have been notified that Hyundai will continue to delay the launch of the phone model that we have developed a solution for; however, based on current negotiations with several OEMs, we are anticipating securing new SAR solution sales early in 2001.
     7. Testing and FCC filing sales at Celltech Research were up significantly in the 4th Quarter, as we moved in to testing of other products besides handsets, such as wireless laptops, PDAs, FRS and marine radios. As a result of growing demand for testing and filing services, and the anticipated increase in OEM SAR solution business, we are planning a major expansion of Celltech in the 3rd quarter of fiscal 2001.
     8. In September, we launched a revamped corporate website and proven B2B e-commerce sales program, in support of a comprehensive value-added North American dealer program, an industry first program, concluding efforts of a six-month period of test marketing for the product line and the distribution systems;
     9. During the 4th Quarter we increased sales of wireless devices in general, via securing of new distributors and dealers for the Globus Wireless Devices Product Group, increased substantially as a result of the acquisition of Edge Continental and the addition of OEM handset and accessory product business, all supported by a B2B value-added dealer program focused primarily on markets in the USA and Canada. Additionally, we will look to secure both new wireless product opportunities, and anticipate the announcement of several exclusive OEM product distribution agreements in early 2001;
     10. Examining and securing potential business opportunities for Globus within the wireless industry, securing the necessary capital for growth through a series of finance related activities.

     Marketing of our expertise in providing SAR solutions for wireless phone manufacturers is our first priority. To the extent that our resources permit, we will continue to be focused primarily on OEM SAR solution sales and on expansion of marketing efforts for a growing range of wireless products, including new business opportunities in this area. We are also undertaking to make commitments for product and market research in to polymer lithium ion battery technology, having identified such technology as the next generation battery technology for wireless devices and believing it will, as a form of purer power, have implications with respect to the measure of SARs in RF-emitting devices.

     We currently have thirty-three employees and officers in our Kelowna, Markham and Seoul operations, and will initially staff the California operation with five to seven employees. Our monthly salary costs for all operations and subsidiaries is projected at $98,000, including California operations. Prior to the acquisition of Edge Continental, for the three months ended July 31, 2000, our average monthly cash expenses, inclusive of salary costs, were approximately $77,380. A significant amount of the monthly expenses are for corporate development, including marketing, travel and professional fees.

     We may have to secure additional capital to meet our on-going requirements and to meet our stated objectives throughout the fiscal year ending October 31, 2001. We are in the process of identifying potential investors in conjunction with efforts from current finance partners, and will look to have secured new investment banking in early 2001. Based on our success in raising private placement financing in the past, we expect that we will be able to complete financings as required for growth and operations. We are also in the process of reviewing opportunities for both long-term equity programs as well as debt financing beyond commitments to suppliers and with the recent acquisition of Edge Continental. Any significant capital expenses or increases in operating costs will be dependent on our ability to raise additional capital, debt financing or generate revenue from sales of our products or services.

     Historically, we have not generated sufficient revenue from sales of our products or solutions and testing services to sustain operations, and have only recently had the availability to market to OEMs our proprietary solutions and products. Furthermore, we only recently, in the 4th Quarter of fiscal 2000, realized significant revenues from our new and various distribution channels for our Wireless Devices Product Group. As a result of the recent acquisition of Edge Continental, and aggressive growth strategies for all operations for fiscal 2001, our plans call for the generating of significant sales revenue by fiscal year end, and we are anticipating to be in a position to self-finance some of the expansion plans, beyond any equity or debt financing, as well as contribute to our bottom line as of the final quarter of fiscal 2001.

Capital Resources and Liquidity

     Our 1994 acquisition of the assets of Globus Cellular & User Protection Ltd. (B.C.), was the genesis of starting a new business in the wireless technology industry.

     Our initial product was promoted actively in the marketplace until December 1994. In early 1995, we moved towards research of new antennae technologies. In 1996, final inventories of the original shielding product were sold at a discount in a one-time sale.

     For the year ended October 31, 1999, we purchased equipment valued at $277,582 resulting in cash flows used in investing activities of $277,582.

     For the year ended October 31, 1998, we purchased equipment valued at $41,193 resulting in cash flows from used in investing activities of $41,193.

     For the year ended October 31, 1999, we sold shares of our common stock for $1,402,763 cash and received advances from an officer of $14,975. For the year ended October 31, 1999, we repaid notes payable of $769 and officer loans of $150,812. As a result, we had net cash provided by financing activities of $1,266,157.

     For the year ended October 31, 1998, we sold common stock for $98,900 cash and received advances from an officer of $2,714. For the year ended October 31, 1999, we repaid notes payable of $142 and officer loans of $167,221. As a result, we had net cash used in financing activities of $65,749.

     During the year ended October 31, 1999, we issued 223,424 shares of our common stock pursuant to the exercising of options granted in 1999 to officers, paid by way of repayable loans and promissory notes totaling $68,198.

     On October 6, 2000, we entered into an equity financing agreement with Torneaux Fund, Ltd., an institutional investor, under which Torneaux may purchase up to 2,571,406 shares of our common stock. The equity line established by the agreement permits Torneaux, at our request, to invest up to between $3.6 million and $18.0 million in our common stock periodically over a 15-month period based upon a discount to the current market price of our common stock. Subject to the conditions in the agreement, the timing and number of shares to be sold is at our option. Torneaux's holding in Globus shall at no time exceed 9.99%.

     On October 18, 2000, we entered into an Agreement for Sale of Manufactured Goods, with Aztec Components, Inc., a California corporation. The term begins at signing and continues through October 31, 2001. The agreement is for the sale of analog phone devices. We signed a Corporate Acknowledgment & Guaranty, in respect of a $3,000,000 credit received by us from Aztec and the $5,000,000 promissory note referred to below.

     On October 18, 2000, we issued a convertible promissory note to Aztec in the amount of $5,000,000. The promissory note becomes due if we fail to pay sums owed under the Agreement for Sale of Manufactured Goods referred to above. If the promissory note becomes due and payable, it may be converted into our common stock at a conversion rate equal to 75% of the average trading price of our common stock for the ten day period prior to the holder's election to convert the note

     On October 31, 2000, we and Victor Abuharoon and Randolph Ryan Aquino, completed a Share Purchase Agreement that is effective September 1, 2000. Pursuant to the Share Purchase Agreement and subject to the terms and conditions set forth therein, we acquired 100% of all of the issued and outstanding shares in the capital of Edge Continental Inc., a corporation incorporated under the

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


laws of Ontario, for Cdn.$1,000,000 and 300,000 shares of restricted common stock of Globus. In addition, the shares issued have an eleven-month bleed-out provision. The Cdn.$1,000,000 purchase price will be paid in 4 equal installments, the first Cdn.$250,000 payment was made on October 31, 2000 the second payment was made on January 2, 2001 and will be followed by similar payments on March 31, 2001, and June 30, 2001.

     On December 29, 2000, we completed a private placement of 1,500 units, consisting of one share of our series A convertible preferred stock and warrants to purchase approximately 276 shares of our common stock, for a total purchase price of $1,500,000. This sale was made pursuant to the terms of a Stock Purchase Agreement dated December 29, 2000 between Globus and various investors.

     No dividends have been declared since our inception nor do we anticipate that dividends will be declared in the ensuing fiscal year.

     Management believes that cash expected to be generated from operations and existing financial arrangements will be sufficient for us to meet our capital expenditures and working capital needs for the next twelve months. Our future liquidity and cash requirements will depend on a wide range of factors, including the level of business in existing operations and possible acquisitions.

Commitments & Contingencies

     Following the change in management in June 1999, we entered into employment contracts with our four senior officers. Two of the agreements were entered into in the forth quarter fiscal 1999, and a third agreement was renewed in the first quarter of 2000. A fourth officer's agreement was entered into in the second quarter of 2000. Each of the agreements called for increases in our commitment, subject to certain performance criteria being achieved. The agreements currently provide for monthly payments aggregating $22,000 in total. The agreements are expected to continue in force until terminated by either party. See "Employment Agreements" for more details.

     During fiscal year 2000, we made additional significant commitments, including:

     o    Appointment of KPMG LLP as our new independent auditors, confirmed by
     o    stockholders at an Annual Meeting on August 17, 2000.
     o Appointment of Sichenzia Ross & Friedman, LLP, New York, NY, as our US securities counsel
     o Appointment of Hayden Communications Inc., South Carolina, and Market Pathways Financial Relations, California, to assist in implementing a national investor relations program.

                                    BUSINESS

Overview

     Globus Wireless, Ltd., with its wholly-owned subsidiaries Celltech Research Inc., and Globus Wireless Canada Ltd., is engaged in the research, design, manufacture, marketing and distribution of wireless communication products. We have three primary objectives:

          o to become a leading provider of technology solutions that provide lower SARs for OEM wireless products, without affecting and if not enhancing desired performance of the product.

          o to become a major distributor and supplier of quality OEM handsets and OEM, aftermarket and proprietary wireless phone accessories, to carrier clients and distributors globally and dealers in North America.

          o to secure new marketing, manufacturing and technology opportunities in the wireless communication industry which are synonymous with our commitment to market products which enhance performance, reduce operating costs and/or improve efficiency, and which will provide us with significant earnings.

     We maintain corporate offices as well as head offices for Globus Wireless Canada and our research center, Celltech Research, at 1955 Moss Court, Kelowna, British Columbia, Canada V1Y 9L3. Our registered offices in the United State are Ste 220 - 1495 Ridgeview Reno, NV. We operate marketing, sales and distribution centers in Los Angeles, CA., Reno, NV; Markham, Ontario, Canada; and Seoul, Korea.

     Our common shares currently are traded on the NASD Over-The-Counter market under the trading symbol "GBWL."

     In this prospectus, unless otherwise specified or the context otherwise requires, references to "we", "our" and "Globus" includes a reference to our subsidiaries which we beneficially own a majority of the outstanding voting shares. Our subsidiaries and the percentage of voting shares that we beneficially own are as follows:

Name of Subsidiary (Jurisdiction)                                Ownership
---------------------------------                                ---------
Celltech Research, British Columbia                                 100%
Globus Wireless Canada, Ltd., Federal                               100%

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


History

     We were incorporated on June 10, 1987, pursuant to the laws of the State of Nevada under the name Daytona-Pacific Corporation. On October 18, 1994, we acquired all of the assets of Globus Cellular & User Protection Ltd. (Canada), a corporation formed in the Province of British Columbia, Canada, on July 28, 1993. With this acquisition of wireless technology, we then changed our name to Globus Cellular & User Protection Ltd. In August 1997, we changed our name to Globus Cellular, Ltd. On December 9, 1999, we changed our name to Globus Wireless, Ltd., the name being more indicative of our expertise, technologies and new product lines.

     In June 1999, we had a change in our management following the resignation of the President and CEO. Our board of directors subsequently appointed a new executive group to manage Globus. Past Vice President, 1994-97, Mr. Bernard Penner, was appointed President, CEO and Chairman, past General Manager, Mr. Nick Wizinsky, was appointed Chief Operations Officer and Secretary Treasurer, and later was named Chief Financial Officer, and Mr. Cary Tremblay was appointed Vice President--Marketing & Sales, moving to Senior Vice President Corporate Development, International & Carrier Sales in September 2000. The decision was made by the board of directors to move Globus forward from being a development company to an operational concern with proven product, manufacturing capabilities, marketing and sales revenue and profitability. In April 2000, Mr. Gord Walsh joined the executive group and serves as Senior Vice President Marketing & Sales, Wireless Devices Dealer Distribution.

     Globus, with Celltech serving as our SAR solutions center , continues to research new applications for its SAR solutions technologies, having expanded usage from wireless phones to a full range of RF emitting devices such as wireless laptops, PDA's, marine, FRS and two-way radio. We are also looking to develop new antennae technology platforms, compatible with our SAR solutions technologies, to meet the changing requirements of wireless communication devices. In further support of our efforts to be industry leaders in SAR research, Globus has commenced a program to examine opportunities in polymer lithium ion (PLi) battery technology, not only because of the demand for better power sources but also because better power sources have a direct relationship on SARs emitted from RF-emitting devices.

     Globus and Globus Wireless Canada collectively provide an international distribution engine providing product at several distributor levels, domestically and internationally, direct from an OEM supply, as well providing product under value added dealer programs in North America.

Principal Products

     Our original wireless industry product was a shielding device, sold as an aftermarket add-on for cellular phones. In late 1994, we abandoned this shielding technology because of low market acceptance and performance factors, in favor of research into new antenna technologies.

     From 1995 to 1999, we were a development stage company. Research prototype antennae were continually designed and tested by researchers at Globus as they pursued advancements in near field radiation reduction and far field performance

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


enhancement. An extensive patent program commenced. Research efforts were to be bolstered when on August 16, 1996, the United States Federal Communications Commission came out with new stringent guidelines for the cellular industry manufacturers of phone devises requiring that these products not exceed certain radiation exposure levels to users. These guidelines force manufacturers into compliance by either tuning down the output of the phones or redesigning the antennas to reduce exposure to users.

     Since 1995, our research and testing capabilities have been developed in-house and with the assistance of Canada's National Research Counsel, providing grant monies as well as assisting us in our relationship with the Department of Physics of Okanagan College University in British Columbia. Various research efforts were led by Dr. Dan Murray, Director of Research from 1994 to 1997, from the Dept. of Physics at the Okanagan College University, and more recently by Mr. Shawn McMillen. It was not until late 1999 that our various research efforts resulted in a multi-part SAR solutions technology, that can utilize a Globus designed or an OEM designed antenna, and that could meet the specifications required by original equipment manufacturers or OEMs and would assist the OEMs in meeting the US Federal Communications Commission and Industry Canada regulations.

     Today, with Celltech labs providing Globus on-going research, design advancements and unique testing capabilities, we now have garnered significant interest in our SAR solutions technology and processes from a number of international handset and other RF-device OEMs. Due to the competitive nature of the wireless industry, until such time as we announce a purchase commitment for a Globus-designed SAR solution, all design and research efforts with OEMs are held confidential, and testing contracts are not disclosed.

     Our new international product distribution engine, resulting with the acquisition of Edge Continental and its merging into the Globus Product Distribution Group, has provided us with the means to move products, OEM, aftermarket or our design, both ways through the distribution channel. It is anticipated that in addition to continuing to distribute and sell an array of OEM handsets and accessory product, we will be successful in marketing efforts to OEMs to include Globus proprietary product in their handset bundles. When an OEM launches an new handset, they frequently source suppliers for all required accessories that are bundled with the handset.

Competition

     We are not aware of any direct competition for our core antenna technologies that focus on low radiation and high performance. There are several antenna manufacture and supply firms in the marketplace providing a variety of antenna technologies; however, we have established certain expertise in antenna design and research, particularly in the areas of low radiation and high performance, through our wholly-owned subsidiary Celltech Research. There are other testing labs, operating for the sole purpose of generating testing only revenues; however, to our knowledge there is no other testing center like Celltech where solutions are provided to the OEMs. Most of the OEMs do have some type of internal testing lab organization, but with the exception of a few larger OEMs, most contract out testing of the product to FCC/IC regulations (or other regulatory bodies in other parts of the world). We have yet to test an OEM handset that satisfies regulations the first time testing is undertaken on a particular RF-emitting product.

     Our commitment to design and engineer low radiation high performance solutions for RF-emitting devices was brought about by growing concerns over specific absorption rates or SAR levels being experienced by users of wireless phones. An SAR is a measurement to determine the amount of microwave radiation absorbed by human tissue. Throughout the 1990s there has been increasing industry, consumer and government awareness of the issues of radiation levels and exposure limits. OEMs are now facing stringent FCC compliance guidelines and having to satisfy the demands of major carrier buyers seeking high conductive power and sufficient Effective Radiated Power, coupled with increased consumer demand for better all-round performance. We have thus positioned and marketed as a solution provider, providing testing results and FCC filing services as well as and antenna and phone shielding design solutions that can assist OEMs in meeting applicable government regulations and consumer performance requirements.

     Celltech, in addition to serving the OEM design and testing requirements of our OEM clientele, provides independent testing services to other OEMs. In these capacities, Celltech is competing with a very limited number of like qualified testing labs around the world, based primarily in North America and Europe. To date we have expended over $750,000 in upgrading the research and testing equipment at Celltech labs, and will look to increase our investment in fiscal 2001 with a major expansion of facilities and equipment, to service the growing number of clients.

     With the recent acquisition of Edge Continental and its combining with the Globus Wireless Devices Product Distribution Group, we now have an international distribution engine servicing OEM, distributor, dealer and retail clientele. Our focus markets include North America, South America, Latin America and in Korea. We now have a diverse product offering from OEM handsets and accessories, to high quality aftermarket accessories, to our own proprietary design accessory product. There are competitors to the product line in these and other world markets. Each of our products have a proven track record in North American, European or Asian marketplaces. Competition with similar products, if any, would be on the basis of price, performance, quality of the products and delivery time to the end-customer. It is the latter factor, the ability to fulfill quickly, that has become of increasing importance in the highly competitive wireless industry market and we are confident, with distribution centers in California, Ontario, Seoul and Western Canada, we can satisfy market demands to deliver quality product on time. Certain products, such as the Voyager Battery provide an exclusive technology leadership position. The recently debuted "Voyager Battery" is a new technology that eliminates the need for an external charger for wireless phones by plugging directly in to a standard AC outlet.

Patents & Trade Secrets

     Since 1995, we have incurred significant expenses in patenting fees for an antenna technology. A favorable opinion on the technology was granted by the International Patent Cooperation Treaty Examiner and subsequently patents have been issued in the United States and in Europe. Patent applications are in various states of pendency in several other jurisdictions. In December 1999, we filed a statement of claim in the British Columbia Supreme Court, against Paul Bickert, former president and director of the Company, including allegations that he breached fiduciary duties as a director and officer, and requests for confirmation of our ownership of the patented technology and for unspecified damages against Mr. Bickert. A trial date has been set for April of 2002. We believe that our Statement of Claim has merit.

     We have not yet used this patented antenna technology in any of our SAR solutions. This patented technology does not appear to have had any effect on our ability to market successfully our new SAR solution processes to OEMs, which are being developed in response to specific OEM designs, may require use of the an OEM's current antenna design, and are not connected to the patented technology.

     With supporting efforts and facilities at Celltech, we will continue filing for patent protection of new antennae designs should we deem such action to be in our best interests. Our policy is to seek patent protection in the major industrial markets firstly, and to then seek protection in emerging markets where wireless networks are or will be surpassing growth of traditional land-based communication networks. With respect to our proprietary SAR solutions processes, we have instead elected to protect these and our how-to knowledge under an internal trade-secret policy. OEM clients are provided only with an end-solution and do not participate in research efforts to resolve SAR and performance issues on their particular handset or other device. Key employees and senior management knowledgeable in the trade secret processes utilized are under non-competition non-disclosure agreements and full disclosure is limited to senior-most persons in the organization.

Marketing

     The world wide wireless industry has been and will continue to demonstrate tremendous growth. In less than a decade it has become a trillion US dollar industry. The emergence of new wireless platforms that are able to converge with the other technologies are opening up new markets worldwide. Lower acquisition and operating costs for the consumer are making wireless technology more accessible each day. So much so that in some markets in Asia Pacific wireless is starting to directly compete with traditional landline services. There are conflicting analyst projections regarding the rate of growth, but there is consensus the industry will continue to experience explosive growth.

     The primary objective of our research and development division, Celltech, is to assist OEMs with their product compliance to Federal Communications Commission guidelines for SAR and Effective Radiated Power emissions, simultaneously providing real-world performance enhancing solutions as demanded from the marketplace.

     Since opening Celltech labs in September 1999, we have received growing recognition from OEMs for the unique services now offered, and we are forging a leadership position as a wireless solution provider.

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


     Having now a global distribution engine for wireless products allows us to expand upon our SAR solution OEM relationships, both on the buying and selling side, as well as allowing us to capitalize on strategic alliances and opportunities with large retail chains, service providers and the wireless dealer organizations in this market segment.

     In July 1999, we reached an exclusive agreement with 2001 Technology Inc. of Taipei, R.O.C., for distribution of an extensive aftermarket products line, already proven in Europe with $15 million in sales per annum. The agreement significantly reduced our own development costs and time to market. Launch of this line commenced in Las Vegas at Consumer Electronic Show in January 2000 and the Cellular Telephone Industry Association show in New Orleans in February 2000. A comprehensive online dealer e-commerce program was established to support marketing efforts. In August the line became the foundation for the start-up of Globus Wireless Devices Product Distribution Group, and several new OEM products were added, including a new polymer lithium ion battery product line from UltraLife Battery in New Jersey.

     In September 2000, integration efforts commenced with Edge Continental and their product base of OEM handsets and accessories, as well as a proprietary design CLA product frequently utilized in OEM handset bundles. The acquisition of Edge Continental also brought with it an established customer base of over 1,100 dealers and distributors, and the marketing expertise of the two principals, who are now serving in senior management positions in the North American Dealer Program and U.S. Marketing, Procurement & Distribution Center in California.

     In mid October 2000, we entered in to a $40 million handset distribution agreement for certain Motorola handset product and to date have distributed 175,000 of 730,000 handsets committed to in the next 12 months. Additionally, we acquired over $3.1 million in accessories at discounts to market. Together, the agreements led to the opening of the new California distribution center, to be operational February 1, 2001, to better serve major west coast and Asian markets.

     In late January 2001, we are to close an acquisition that will provide us with an opportunity for direct retail distribution. On October 4, 2000, we announced a Letter of Intent had been signed to acquire PCI Marketing & Communications Inc., owners of the ShopWireless brand ShopWireless.Com, an accomplished direct to consumer marketing company and established electronics on-line retailer. We are projecting that ShopWireless.Com will provide $5.5-7.0 million in revenues during fiscal 2001. The acquisition will complete our distribution chain by directly linking products from OEMs through our distribution channels to the end consumer.

     In fiscal year 2001 we will continue to explore new market, product and technology opportunities in the industry, and leverage established and building relationships in our various distribution channels.

Manufacturing

     Our manufacturing needs in support of the various products sold by us are nominal.

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


     In 1999, we decided to outsource manufacturing of antennae product in order to focus on the design and engineering of SAR solutions, antennae and other wireless technologies. In late 1999, we announced our agreement with Auden Technology of Pa-Te City, R.O.C., for the purposes of manufacturing antennae product designed and engineered at Celltech labs. Auden has current capacity for
14.4 million units per year and will integrate our antenna design processes, technologies and wireless engineering services into their manufacturing processes. This agreement positions us to satisfy OEM requirements for ISO 9001 and ISO 9002 certification, as well as providing complete turnkey antenna services from testing through to prototype design and manufacturing. Finished products are to be shipped directly to the OEMs, many of which are also based in the Far East.

     To date we have not required use of Auden's manufacturing expertise for our OEM clients, thus far instead with an OEM's current antenna vendors as we seek to provide SAR and performance solutions. We are as well exploring opportunities to contract manufacture in North America and in Korea.

     The vast majority of products moved by our distribution businesses are manufactured by internationally recognized OEMs, with whom we have reached certain supply agreements. Product for which we have certain exclusive distribution rights and/or proprietary design rights to, including our Voyager and CLA products, are contracted out to reputable and established manufacturers.

Research & Development

     Design and engineering of antenna technologies have been the primary focus of our research and development efforts. Research efforts have been further defined to focus on resolving emissions and design issues to enable clients to get their products to market as quickly as possible. For the year ended October 31, 1999, we expensed approximately $70,745 in research & development. As of July 31, 2000, we have expensed $154,132 in research and development.

     The opening of Celltech in 1999 provides us with the opportunity to serve as a full service testing and solutions provider to OEMs. In addition to providing antenna design and engineering services, Celltech provides for FCC compliance testing and performance testing. Mr. Shawn McMillen, General Manager for Celltech, is recognized in the wireless industry as a leading SAR expert and has extensive experience in antenna research and FCC compliance testing.

     The Celltech lab has garnered considerable attention among wireless handset producers and is gaining a reputation as one of the most progressive solutions providers in the industry. The new lab facilities are proving to be an effective catalyst in pursuit of our SAR solution marketing goals and potential business to be derived, and the demand is such that we will in fiscal 2001, look to expand our research center facilities to service a growing number of clients.

Employees

         We have thirty-three full time employees in operations and research, and will add an additional five to seven employees with the opening of or new U.S. Marketing, Procurement & Distribution Center in California.

Environmental Regulations

     According to federal environmental regulators, US and Canada, our SAR solutions technologies and processes, are considered passive devices and, as such, fall outside the scope of Radiation Emitting Devices Regulations. At present there are no federal environmental regulations to which our products are subject. Currently, the US government, through the FCC, has set guidelines for antenna radiation emission levels, measured in conjunction with the operation of a wireless phone. Our SAR solutions are designed to assist wireless phone OEMs whose product must satisfy these guidelines.

     There is no assurance, however, that specific regulations on antennae product will not be implemented in the future, by FCC or other government agencies.

     Various products in the Wireless Devices Product Group are tested and in compliance with their respective standards in the applicable jurisdiction, otherwise it is our policy not to distribute non-standard or non-complying product. Likewise with OEM handsets sold by us, it is our policy not to distribute any handset product which does not have an FCC ID number, signifying its compliance with applicable FCC regulations and irregardless of whether or not the market sold in to is regulated.

Liability Insurance; Indemnification

     We have a comprehensive and global insurance policy providing for general liability, fire, and other loss types, as well to protect against liabilities arising out of the negligence of our officers and directors and/or deficiencies in any of our business operations. We presently pay $45,000 annually for $10,000,000 coverage. There is no assurance, however that such insurance coverage would be adequate to satisfy any potential claims made against us, our officers and directors, or resulting losses that may arise in our business operations or with loss of products. Any such liability that might arise could be substantial and may exceed the assets of Globus. Our articles of incorporation and by-laws provide for indemnification of our officers and directors to the fullest extent permitted under Nevada law. However, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons, it is the opinion of the Securities Exchange Commission such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

                                LEGAL PROCEEDINGS

     From time to time we are subject to litigation incidental to our business including possible product liability claims. Such claims, if successful, could exceed applicable insurance coverage. We are not currently a party to any legal proceedings that we consider to be material.

                             DESCRITPION OF PROPERTY

     We currently lease approximately 6,000 square feet in Kelowna, British Columbia for $2,467 per month. This facility currently houses executive offices, western sales, distribution, technical and administrative offices for Globus Wireless Canada, and lab facilities for Celltech Research Labs. Eastern sales, distribution, technical and administrative offices for Globus Wireless Canada are located in a 7,000 square feet facility in Markham, Ontario, at a cost of $5000 per month.

     On December 1, 2000, Globus Wireless, Ltd. subleased approximately 45,000 square feet in Garden Grove, California, for $19,744 per month, to serve as US Marketing, Procurement & Distribution Center. We have rented approximately 22,000 to a US based sales agent for Globus for a monthly fee of $9,872. This facility will house marketing and carrier and international distribution sales center, procurement, as well as executive offices for the US market. Also in the U.S., in September 2000, we contracted a distribution center Reno, Nevada in support of our dealer programs in the U.S.

     In September 2000 the Company opened a marketing & procurement branch in Seoul, Korea.

     The following sets forth additional information concerning our facilities:


                                                           Approximate Number of
Location                        Expiration Date of Lease       Square  Feet
1955 Moss Court
Kelowna, British Columbia
Canada, V1Y 9L3                       April 20, 2002              6,000


Unit 113 - 550 Alden Road
Markham, Ontario, Canada             December 28, 2002            7,500


7375 Chapman Avenue
Garden Grove, California             March 31, 2002              45,000


6F Younghwa Bldg. 42-4
Chamwon, seacho
Seoul, Korea                             Monthly                  1,000

           HOW TO OBTAIN MORE INFORMATION ABOUT GLOBUS WIRELESS, LTD.

     We are subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith file reports, proxy or information statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices: Seven World Trade Center, New York, New York 10048, and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

     Globus has filed with the Commission, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares of common stock being offered by its selling shareholders. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our common stock offered by the selling shareholders, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission's web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                                   MANAGEMENT

Executive Officers, Directors, And Key Employees

       The executive officers, directors and key employees of the Company and their ages and positions with the Globus as of December 1, 2000 are as follows:



NAME                         AGE                    POSITION/TERM
----                         ---                    -------------
Bernard Penner               40      President, CEO and Chairman, June 1999 -
                                     Present

Nicholas Wizinsky            39      CFO/COO, Secretary and Treasurer, October
                                     1998 - Present

A. Cary Tremblay             43      Sr. Vice President Corporate Development,
                                     International & Carrier Sales, July 1999
                                     - Present

Gord Walsh                   45      Sr. Vice President Marketing & Sales,
                                     Wireless Devices, April 2000 - Present

Victor Abuharoon             30      Vice President US Marketing Procurement &
                                     Distribution, September 2000 - Present

Randy Aquino                 30      Vice President Dealer Distribution,
                                     September 2000 - Present

Shawn McMillen               39      General Manager, Celltech Research Inc.,
                                     September 1999 to Present

Jerome W. Cwiertnia, CPA     60      Director, April 1997 - Present

Anthony Dyck                 55      Director, June 1999 - Present

Hans Schroth                 56      Director, June 1999 - Present

Norman D. Hawkins            63      Director, November 2000 - Present

     All directors will serve on the board until our next annual meeting of the shareholders, or until their successors have been duly elected and qualified

Background of Directors & Officers

     Bernard Penner was appointed President, Chief Executive Officer and Chairman on June 9, 1999. Prior to then Mr. Penner had served as a member of the Globus Advisory Board and manufacturing planning group examining opportunities with foreign manufacturers. From 1994 to 1997 Mr. Penner served as Vice President and Director for the Company. Between 1997 and 1999 Mr. Penner was President of Redline Contracting Ltd.

     Nicolas Wizinsky was General Manager from August 1997 to October 1998, was first appointed Chief Operations Officer in November 1998, and was re-appointed as Secretary/Treasurer and Chief Financial Officer by the Board in July 1999, and named Chief Financial Officer in August 2000. Mr. Wizinsky served as a Director of the Company from October 1998 to December 1999. From 1994 to 1997, Mr. Wizinsky was self-employed as a business management consultant, including serving as Business Consultant to the Company from February 1997 to July 1997. From 1986 to 1993, Mr. Wizinsky worked in various positions for FCSAL. Mr. Wizinsky obtained a Bachelor of Commerce from the University of British Columbia in 1985.

     A. Cary Tremblay was appointed Vice President Marketing & Sales in July 1999 and was in September 2000 named Senior Vice President Corporate Development, International & Carrier Sales. From October 1998 to June 1999 he served as Marketing Consultant to the Company. From 1997 to 1998 Mr. Tremblay served as a marketing consultant to the wireless telecommunications industry, building and implementing strategies for bringing new products to market. From 1994 to 1997 Mr. Tremblay served as Senior Vice President of ComTec Communications, a chain of cellular retail stores.

     Gord Walsh was appointed Vice President Accessory Sales in April 2000 and was in September 2000 named Senior Vice President Marketing & Sales, Wireless Devices. Mr. Walsh joined Globus after a 19-year career at Lenbrook Industries Ltd., were he served in several capacities including Director Sales & marketing for the Wireless Business Systems Group. From 1977-79 he worked for AGT Mobile Communications was instrumental in the launch of mobile phone service in Western Canada.

     Victor Abuharoon was appointed Vice President US Marketing Procurement & Distribution in September 2000, and was the former President and principal of Edge Continental Inc. since its inception in 1997. Mr. Abuharoon has been successfully active in sales in the wireless industry since 1994. He brings to Globus an extensive sales and distribution network in both North America and internationally.

     Randy Aquino was appointed Vice President Dealer Distribution in September 2000, and was the former Vice President and principal of Edge Continental Inc. since its inception in 1997. Mr. Aquino has been successfully active in sales in the wireless industry since 1993, and provides Globus an extensive knowledge of dealer sales in North America.

     Jerome W. Cwiertnia has served as a Director since April 8, 1997. Currently Mr. Cwiertnia is Chairman for Poly-Tak Protection Systems, Inc., Huntington Beach, California. Mr. Cwiertnia was Chief Financial Officer and Director from 1979 to 1989, President, Chief Operating Officer and Director in 1990 and Chief Executive Officer, President and Director from 1991 to 1995 for National Education Corporation. Mr. Cwiertnia graduated in 1963 from Northern Illinois University and is a Certified Public Accountant. Mr. Cwiertnia is Chairman for the Audit and Compensation Committees.

     Anthony Dyck has served as a Director since June 25, 1999. Since 1992 Mr. Dyck has initiated several real estate developments and acquired properties in Western Canada and Quebec. From 1971 to 1992 Mr. Dyck was in public school administration. In 1969 Mr. Dyck graduated from the University of British Columbia with a Bachelor of Science in Math & Economics, and in 1971 obtained his MA in Math Education, also from the University of British Columbia. Mr. Dyck serves as well on the Audit & Compensation Committees.

     Hans Schroth has served as a Director since June 25, 1999. Since 1994 Mr. Schroth has been the major principal and served as President for six corporate-owned restaurants in British Columbia. He is also a major principal in a home manufacturing operation in Western Canada. In 1981 Mr. Schroth immigrated to Canada and up to 1993 undertook a series of business ventures while semi-retired in Ontario, Canada. From 1972 to 1981 Mr. Schroth built and franchised seven Wood Fire Bakery and Coffee Shops in Germany & Austria. In 1972 Mr. Schroth obtained a Masters in Business from Munich Management School. Mr. Schroth serves as well on the Audit & Compensation Committees.

     Norm Hawkins was appointed to the Board on November 1, 2000. Currently Mr. Hawkins is semi-retired, serving as a consultant for the wireless industry, after a distinguished twenty-seven year career in the industry. From 1993-97 Mr. Hawkins served as President & CEO for Allen Telecom Canada Inc. In 1978, he was a founding shareholder of Lenbrook Inc., and served in several Vice President capacities as served as a Director for Lenbrook until 1993. He successfully introduced the LTR radio technology in to Canada, which would later became the foundation for Clearnet Communications, a PCS carrier, recently acquired by Telus for $6.6 billion, the largest telecommunications acquisition in Canadian history. Mr. Hawkins also brings to the Board telecommunications contract experience in Asia.

     No director or nominee for director holds a directorship in any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.



                             EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation we paid to our Chief Executive Officer and our other executive officers whose income exceeded $100,000 for our last fiscal year ended October 31, 1999 (the
"Named Officers").

Summary compensation table

===================================================================================================================================


                                            Annual Compensation                   Long-Term Compensation Awards
                                   ------------------------------------  ------------------------------------------------
                                                                                    Awards                Payouts
                                                                          -----------    ----------
                                                                          Securities     Restricted
                                                                             Under       Shares or
                                                           Other Annual     Options      Restricted        LTIP        All Other
 Name and Principal                 Salary      Bonus      Compensation     Granted      Share Units      Payouts    Compensation
     Position               Year     ($)         ($)           ($)             #             ($)            ($)           ($)

-------------------------- ------- ---------- ---------- ---------------- ----------- ------------------ ---------- ---------------
Bernard D. Penner           1999    $25,000      Nil           Nil          $400,000         Nil            Nil           Nil
    President & CEO
-------------------------- ------- ---------- ---------- ---------------- ----------- ------------------ ---------- ---------------
Nick G. Wizinky COO,        1999    $40,000      Nil           Nil               Nil         Nil            Nil           Nil
    Secretary and
    Treasurer
-------------------------- ------- ---------- ---------- ---------------- ----------- ------------------ ---------- ---------------
A. Cary Tremblay, Vice      1999    $33,333      Nil           Nil          $325,000         Nil            Nil           Nil
    President Marketing
    & Sales
===================================================================================================================================

     Aggregate Options Exercised During the Most Recently Completed Financial
Year and Financial Year-End Option Values. The following table sets out certain information relating to options exercised by the Named Officer during the most recent financial year and the value of unexercised in-the-money options held by such person as of October 31, 1999:
============================================================================================================================
                               Securities     Aggregate Value     Unexercised Options at         Value of Unexercised
                              Acquired on                                 FY-End            in-the-Money Options at FY-End
                                Exercise         Realized                  (#)                            ($)
           Name                   (#)               ($)         Exercisable/Unexercisable      Exercisable/Unexercisable
---------------------------- --------------- ------------------ --------------------------- --------------------------------
Bernard D. Penner                 Nil               Nil               50,000/350,000                   $112,500
---------------------------- --------------- ------------------ --------------------------- --------------------------------
Nick Wizinsky                   100,000          $25,000.                  Nil                            Nil
---------------------------- --------------- ------------------ --------------------------- --------------------------------
A. Cary Tremblay                 33,334          $28,334.               0/291,666                         Nil
---------------------------- --------------- ------------------ --------------------------- --------------------------------
------------

(1) Represents presently exercisableoptions to purchase 50,000 shares of common stock at $.85 per shares and unexercisable options to purchase 150,000 shares of common stock at $.85 per share, and unexercisable options to purchase 200,000 shares of common stock at $3.00 per share.

(2) Assumes a fair market value of $2.25 per share of common stock, which was the average price for our common stock on October 29, 1999.

                                       43



Options Granted During Most Recent Financial Year. The following table sets out certain information relating to options granted during the most recent financial year to the Named Executive Officer.



============================================================================================================================
          Name              Securities        % of Total        Exercise Per     Market Value of Securities    Expiration
                               Under       Options Granted                       Underlying Options on the
                              Options      to Employees in        Security           Date of the Grant            Date
                              Granted       Financial Year      ($/Security)            ($/Security)
-------------------------- -------------- ------------------- ----------------- ----------------------------- --------------
Bernard D. Penner          100,000              100%               $0.85                  $100,000
    President & CEO
============================================================================================================================


Compensation of Directors

     Our board of directors receive an honorarium of $12,000 per year, payable in cash, S-8 stock at market, restricted stock of Globus at 85% of the market bid or in stock options with the exercise price set at 85% of the market bid.
During fiscal 1999, $48,000 in directors' fees was paid by way of stock and $8,000 in directors' fees has been paid by way of options reserved and allotted.
During fiscal 2000, $30,960 in director's fees were paid by way of stock options reserved and allotted, with an exercise price at 85% of market. All officers and directors are reimbursed for expenses incurred on our behalf.

     We presently have no other pension, health, stock option, annuity, bonus, insurance, profit sharing or other similar benefit plans; however, we may adopt such plans in the future. We do not provide personal benefits for directors, officers or employees, however, we may and are planning to adopt such plans in the future.

Employment Agreements

     Globus and Bernard D. Penner, President, CEO and Chairman, are parties to a services agreement, first made in June 1999 which currently provides payments aggregating $5,000 to $7,000 per month. The three-year agreement, which also provides for increases and stock option bonuses subject to certain company performance goals being achieved, is expected to continue in force until terminated by either party or the expiry of the term.

     In March 1999, we entered into a services agreement with A. Cary Tremblay, now Vice President Corporate Development, International & Carrier Sales
Marketing & Sales. In September 1999, we extended the agreement, and which currently provides payments aggregating $5,000 per month. The three-year agreement, which also provides for increases and stock option bonuses subject to certain company performance goals being achieved, is expected to continue in force until terminated by either party or the expiry of the term.

     In February 1999, we entered in to a service agreement with Nick Wizinsky, now Secretary Treasurer and Chief Financial and Operations Officer, and extended it in February 2000, and which currently provides payments aggregating $4,432 per month. The current two-year agreement, which also provides for increases and stock option bonuses subject to certain company performance goals being achieved, is expected to continue in force until terminated by either party or the expiry of the term.

                                       44

     In April 2000, we entered in to a service agreement with Gord Walsh, now Senior Vice President Marketing & Sales, Wireless Devices, which currently provides base payments aggregating $6,000 per month plus commissions. The three-year agreement, which also provides for base increases and stock option bonuses subject to certain company performance goals being achieved, is expected to continue in force until terminated by either party or the expiry of the term.

     In September 2000, we entered in to a service agreement with Victor Abuharoon, Vice President U.S. Marketing, Procurement & Distribution, which provides base payments aggregating $6,900 per month plus commissions. The three-year agreement, which also provides for base increases and stock option bonuses subject to certain company performance goals being achieved, is expected to continue in force until terminated by either party or the expiry of the term.

     In September 2000, we entered in to a service agreement with Randy Aquino, Vice President Dealer Distribution, which provides base payments aggregating $6,900 per month plus commissions. The three-year agreement, which also provides for base increases and stock option bonuses subject to certain company performance goals being achieved, is expected to continue in force until terminated by either party or the expiry of the term.

     With the exceptions of Bernard Penner having an $85,000 loan buyout, and Gord Walsh having a six-month notice for termination, and payment of one month's service fee per year of service for all others, there is no plan or arrangement with respect to compensation received or that may be received by the executive officers in the event of termination of employment or in the event of a change in responsibilities following a change in control.



                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth the beneficial ownership of Globus voting securities as of the closing date of this offering by:

          o each person known by us to beneficially own 5% or more of the outstanding shares of our voting securities

          o    each of our directors

          o    our named executive officers

          o    all directors and executive officers as a group.

As of January 8, 2001, there were 12,879,954 shares of common stock issued and outstanding. The information set forth in the table and accompanying footnotes has been furnished by the named beneficial owners.

                                                                     Number of Shares
      Title of Class            Identity of Person or Group        Beneficially Owned(1)       Percent of Class(2)
      --------------            ---------------------------        ---------------------       -------------------
                             Bernard D. Penner                          647,956(2)                    4.97%
Common Shares                1523 Lawrence Avenue
                             Kelowna, B.C., Canada

                             Jerome W. Cwiertnia                        102,736(3)                      *
Common Shares                17 Montecito Drive
                             Corona del Mar, CA 92625

                             Anthony Dyck                               590,278(4)                    4.57%
Common Shares                8299 Okanagan Landing Road
                             Vernon, B.C., Canada

                             Hans Schroth                              215,0296(5)                     *%
Common Shares                365 Clifton Place
                             Kelowna, B.C., Canada

                             Nick Wizinsky                              171,840(6)                      *%
Common Shares                1160 Trevor Drive
                             Kelowna, B.C., Canada


Common Share                 All Officers and                        1,451,384 Direct                 16.72%
                             Directors as a Group                      702,985 Indirect
* Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unissued common shares subject to options, warrants or other convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for the purpose of computing the beneficial ownership of common shares of the person holding such convertible security but are not deemed outstanding for computing the beneficial ownership of common shares of any other person.

                                       46

(2) Includes (i) 276,341 shares owned directly, (ii) 121,522 shares held in the name Mr. Penner's wife, Loretta Penner, (iii) 21,346 shares held in the name of Burns Fry Ltd., in trust for Loretta Penner, 3GDJNT5, a Canadian retirement account, (iv) 22,647 shares held in the name of Burns Fry Ltd., in trust for Bernie Penner #3GDFXT2, a Canadian retirement account, (v) 38,553 shares held by 488725 B.C. Ltd., a corporation controlled by Mr. Penner, (vi) 17,547 shares held by Redline Contracting Ltd., a corporation controlled by Mr. Penner, and (vii) 150, 000 options to purchase shares of our common stock which are presently exercisable. Does not include 250,000 options that are not presently exercisable.

(3) Includes (i) 62,736 shares of common stock, and (ii) 40,000 options to purchase shares of our common stock which options are presently exercisable.

(4) Includes 527,778 shares of common stock held in the name of Mr. Dyck, in trust for his family including his wife Patricia, and five members of their immediate family, for which Mr. Dyck has full voting rights. Also includes 40,000 options to purchase shaers of our common stock which options are presently exercisable.


(5) Includes (i) 550,278 shares of common stock, and (ii) 40,000 options to purchase shares of our common stock which options are presently exercisable.

(6) Includes (i) 90,696 shares owned directly, (ii) 63,000 shares held jointly in the names of Ruth and Hans Schroth, which Mr. Schroth has shared voting rights, and (iii) 61,333 options to purchase shares of our common stock which options are presently exercisable .

(7) Includes (i) 10,000 shares held directly, (ii) 102,840 shares held jointly in the names of Sharon and Nick Wizinsky, (ii) 2,500 shares held in a Registered Education Savings Plan and Nick Wizinsky has shared voting rights, (iv) 6,500 shares held by 532773 B.C. Ltd., a corporation controlled by Mr. Wizinsky, and (v) 50,000 options to purchase shares of our common stock which options are presently exercisable.

     We do not know of any arrangements, the operation of which may, at a subsequent date, result in a change in control of Globus.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Prior to this offering, we entered into transactions and business relationships with certain of our officers, directors and principal stockholders or their affiliates. Except as discussed below, we believe that all of the transactions were on terms no less favorable than we could have obtained from independent third parties. Any future transactions between us and our officers, directors or affiliates will be subject to approval by a majority of disinterested directors or stockholders in accordance with Nevada.

     From November 1, 1995 to October 31, 1996, we paid $18,800 to patent attorneys for services in connection with patent applications filed on behalf of Dr. Bickert for the antenna technology now in dispute. The sum of these amounts was applied to reduce unpaid technology lease obligations due Dr. Bickert.

     On April 23, 1999, Dr. Bickert, prior to his resignation, was issued 238,055 shares of our restricted stock as payment of $42,850 of outstanding advances to Globus. During the fiscal year 1999, we repaid officer loans of $150,812 to Dr. Bickert.

     Between January and May 1999, and prior to Mr. Penner rejoining Globus in June 1999, we hired and paid $74,820 to Redline Contracting Ltd., a company controlled by Mr. Penner, for improvements to our new Celltech Research facility and offices in Kelowna, B.C. We undertook a further $10,900 in improvements, completed by this same company, following Mr. Penner's appointment. We believe that such amounts for the services rendered are not in excess of their fair market value.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share, of which 12,879,954 shares were issued and outstanding as of the date hereof, and 2,000 shares of "blank check" preferred stock, of which 1,500 have been issued as of January 12, 2001.

Common Stock

     The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. The holders of common stock are entitled to receive dividends ratably, when, as and if declared by the Board of Directors, out of funds legally available therefor. In the event of a liquidation, dissolution or winding-up of Globus, the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock.

     The holders of shares of common stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are, and the shares of common stock offered by the selling stockholders hereby, when issued against the consideration set forth in this prospectus, will be, validly issued, fully-paid and non-assessable.


Preferred Stock

     General. Under our articles of incorporation, our board of directors is authorized, subject to any limitations prescribed by the laws of the Nevada, but without further action by our shareholders, to provide for the issuance of up to 20,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding) without any further vote or action by the stockholders. Our board of directors may authorize and issue preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, for example in connection with a shareholder right's plan, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of Globus's outstanding stock.

12% Series A Convertible Preferred Stock

     The 12% series A convertible preferred stock has priority over the common stock and all other classes and series of equity securities of our company in the event of a liquidation of Globus. Holders of shares of the our 12% series A convertible preferred stock are entitled to, among other things, a 12% quarterly dividend based on the accrued value of such shares at the time of dividend, which is payable at the option of the holders in cash or as an accrual to the liquidation value of such shares.

     Holders of the 12% series A convertible preferred stock are entitled to voluntary and mandatory conversion and redemption of their shares under certain circumstances. At any time on or after April 28, 2001, each share of 12% series A convertible preferred stock shall be convertible into the number of shares of our common stock equal to the accrued dollar value of each 12% series A convertible preferred share, $1,000 plus accrued and unpaid dividends on such share, divided by the lesser of 1.8062 or eighty percent (80%) of the average of the three lowest closing bid prices of our shares of common stock during the twenty consecutive trading days immediately preceding the date of such conversion, subject to certain readjustments. In addition, each share of our 12% series A convertible preferred stock shall automatically convert into shares of our common stock on December 29, 2003, in the same manner of conversion as described in the immediately preceding sentence. Upon the occurrence of certain major transactions or triggering events, each holder may require us to redeem their shares of 12% series A convertible preferred stock at a price equal to 125% of the liquidation value of such shares at that time. Our failure to effect any voluntary or mandatory conversion or redemption of shares of 12% series A convertible preferred stock may result in the payment of liquidated damages to the holders.

     Holders of the 12% series A convertible preferred stock have class voting rights, which require approval or consent of at least 75% of such holders before we may:

          o authorize, create, issue or increase the authorized or issued amount of any class or series of our stock that ranks prior to the 12% series A convertible preferred stock, with respect to the distribution of assets on liquidation, dissolution or winding up;

          o amend, alter or repeal the provisions of the 12% series A convertible preferred stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the 12% series A convertible preferred stock;

          o repurchase, redeem or pay dividends on shares of our lower priority equity;

          o amend our articles of incorporation or by-laws to affect any right, preference, privilege or voting power of the 12% series A convertible preferred stock, except that any creation and issuance of another series of equity of lesser or equal priority to the 12% series A convertible preferred stock is not deemed to materially and adversely affect such rights, preferences privileges or voting powers;

          o effect any distribution with respect to our lower priority equity; or

          o    reclassify our outstanding securities.

Outstanding Warrants and Options

     As of October 31, 1999, there were 562,121 options to purchase shares of our common stock at exercise prices between $0.165 and $3.00.

Transfer Agent And Registrar

     Nevada Agency & Trust Company, in Reno, Nevada, serves as transfer agent and registrar for our common stock.

                            SELLING STOCKSTOCKHOLDERS

     We originally issued the common stock. We sold the common stock in a transaction exempt from the registration requirements of the Securities Act of 1933 to persons reasonably believed by us to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) or other institutional "accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933. Selling stockholders, including their transferees, pledgees, donees or successors, may from time to time offer and sell any or all of their common stock pursuant to this prospectus.

     The following table sets forth information regarding the beneficial ownership of the stockholders. The shares being offered by Torneaux Fund Ltd. consist of shares of common stock that it may purchase from us pursuant to the common stock purchase agreement, including upon exercise of warrants issued pursuant to that agreement. For additional information about the stock purchase agreement, please see the "Common Stock Purchase Agreement" subsection of "THE OFFERING" section of this prospectus. The address of Torneaux Fund Ltd. c/o Fortis Fund Services (Bahamas) Limited, Montegue Sterling Centre, East Bay Street, P.O. Box SS-6238, Nassau, Bahamas.

     Unless otherwise indicated, each of the selling stockholders intends to sell the entire amount of the common stock beneficially owned by them. In addition, unless otherwise indicated, none of the selling stockholders has had, during the past three years, any position, office or other material relationship with Globus Wireless, Ltd. Finally, unless otherwise indicated, each of the selling stockholders will own less than 1% of the aggregate principal amount of the outstanding common stock after the offering described in this prospectus. The information contained in this paragraph and in the following table is based solely on information obtained from the selling stockholders.

Name                                               No. of Shares Offered
----                                               ---------------------

Torneaux Fund Ltd. (1)                                   2,571,428

The Keshet Fund L.P. (2) (3)                                33,218

Keshet L.P. (2) (4)                                        174,399

Candid Investments Ltd. (2) (5)                            207,618

Stonestreet Limited Partnership (2) (6)                    207,618

Magellan International, Ltd. (2) (7)                       207,618

Aspen International, Ltd. (2) (8)                          207,618

Warwick Corporation, Ltd. (2) (9)                          207,618

(1) On October 6, 2000, we entered into an equity financing agreement with Torneaux Fund, Ltd., an institutional investor, under which Torneaux may purchase up to 2,571,406 shares of our common stock. The 2,571, 406 shares of common stock includes warrants to purchase 593,506 shares of our common stock. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Rhonda McDeigan-Eldridge may be deemed a control person of the shares owned by such entity.

(2) Independent third party who invested in our January 2001 financing. In connection with our January 2001 financing of $1,500,000, we issued 1,500 units, consisting of one share of our 12% series A convertible preferred stock and warrants to purchase approximately 276 shares of our common stock.

(3) Includes warrants to purchase 11,073 shares of our common stock at an exercise price of $1.9862, which warrants are currently exercisable. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, John Clarke may be deemed a control person of the shares owned by such entity.

(4) Includes warrants to purchase 58,133 shares of our common stock at an exercise price of $1.9862, which warrants are currently exercisable. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, John Clarke may be deemed a control person of the shares owned by such entity.

(5) Includes warrants to purchase 69,206 shares of our common stock at an exercise price of $1.9862, which warrants are currently exercisable. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, C. B. Williams may be deemed a control person of the shares owned by such entity.

(6) Includes warrants to purchase 69,206 shares of our common stock at an exercise price of $1.9862, which warrants are currently exercisable. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Michael Finkelstein may be deemed a control person of the shares owned by such entity.

(7) Includes warrants to purchase 69,206 shares of our common stock at an exercise price of $1.9862, which warrants are currently exercisable. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Anthony L. M. Inder Rieden may be deemed a control person of the shares owned by such entity.

(8) Includes warrants to purchase 69,206 shares of our common stock at an exercise price of $1.9862, which warrants are currently exercisable. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Deirdre M. McCoy may be deemed a control person of the shares owned by such entity.

(9) Includes warrants to purchase 69,206 shares of our common stock at an exercise price of $1.9862, which warrants are currently exercisable. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Anna Marie Lowe may be deemed a control person of the shares owned by such entity.

                         SHARES ELIGIBLE FOR FUTURE SALE


     Shares Outstanding and Freely Tradable After Offering. Upon completion of this offering, we will have approximately 17,662,482 shares of common stock outstanding. The shares to be sold by the selling stockholders in this offering will be freely tradable without restriction or limitation under the Securities Act, except for any such shares held by "affiliates" of Globus, as such term is defined under Rule 144 of the Securities Act, which shares will be subject to the resale limitations under Rule 144.

     Lock-up Agreements. In connection with our acquisition of Edge Continental Inc., we issued 300,000 shares of restricted common stock pursuant to a Stock Purchase Agreement, dated as of October 31, 2000. The parties to the Stock Purchase Agreement agreed not to sell, transfer, or otherwise dispose of any shares of our common stock owned by them for a one-year period ending on October 31, 2001. In addition, the shares are subject to a bleed-out plan for each of the months in the 11 month period commencing on October 31, 2001.

     Rule 144. In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year, including an affiliate of us, would be entitled to sell, within any three-month period, that number of shares that does not exceed the greater of 1% of the then-outstanding shares of common stock (approximately 176,624 shares after this offering) or the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Commission, provided certain manner of sale and notice requirements and requirements as to the availability of current public information about us is satisfied. In addition, affiliates of ours must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock. As defined in Rule 144, an "affiliate" of an issuer is a person who, directly or indirectly, through the use of one or more intermediaries controls, or is controlled by, or is under common control with, such issuer. Under Rule 144(k), a holder of "restricted securities" who is not deemed an affiliate of the issuer and who has beneficially owned shares for at least two years would be entitled to sell shares under Rule 144(k) without regard to the limitations described above.

     Effect of Substantial Sales on Market Price of Common Stock. We are unable to estimate the number of shares that may be sold in the future by our existing shareholders or the effect, if any, that such sales will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of common stock, or the prospect of such sales, could adversely affect the market price of the common stock.

                              PLAN OF DISTRIBUTION

     The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation,

     o block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction,

     o purchases by broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus,

     o an exchange distribution in accordance with the rules of such exchange,

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers,

     o    privately negotiated transactions,

     o market sales (both long and short to the extent permitted under the federal securities laws), and

     o    a combination of any such methods of sale.

     In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of such shares of common stock at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell those shares of common stock from time to time in transactions (which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such shares of common stock commissions as described above. The selling stockholders may also sell the shares of common stock in accordance with Rule 144 under the Securities Act, subject to satisfaction of the requirements under the rule, rather than pursuant to this prospectus.

     From time to time, the selling stockholders may pledge their shares of common stock under the margin provisions of customer agreements. Upon default by the selling stockholders, the broker may offer and sell the pledged shares of common stock from time to time. Upon sales of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event a selling stockholder defaults under any customer agreement with brokers.

     To the extent required under the Securities Act, a supplemental prospectus will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented, and other facts material to the transaction.

     We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, Regulation M. All of the foregoing may affect the marketability of the common stock.

Torneaux Fund Ltd.

     Torneaux Fund Ltd. may sell the common stock from time to time in transactions on the OTC Bulletin Board, or any exchange where the common stock is then listed, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. Torneaux Fund Ltd. may effect these transactions by selling the common stock to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from Torneaux Fund Ltd. or the purchasers of common stock to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from Torneaux Fund Ltd. or the purchasers of common stock for whom the broker-dealer may act as an agent or to whom it may sell the common stock as a principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions.

     Torneaux Fund Ltd. is an "underwriter" within the meaning of the Securities Act in connection with the sale of the common stock offered hereby. Assuming that we are in compliance with the conditions of the common stock purchase agreement, Torneaux Fund Ltd. must accept draw downs of shares from us, subject to maximum aggregate dollar amounts, during the 14 month term of the agreement. Broker-dealers who act in connection with the sale of the common stock may also be deemed to be underwriters. Profits on any resale of the common stock as a principal by such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act. Any broker-dealer participating in such transactions as agent may receive commissions from Torneaux Fund Ltd. and, if they act as agent for the purchaser of our common stock, from such purchaser. Broker-dealers may agree with Torneaux Fund Ltd. to sell a specified number of shares of our common stock at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for Torneaux Fund Ltd., to purchase as principal any unsold common stock at the price required to fulfill the broker-dealer commitment to Torneaux Fund Ltd. Broker-dealers who acquire common stock as principal may thereafter resell the common stock from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such common stock commissions computed as described above.

                                  LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon for Globus by Sichenzia, Ross & Friedman LLP, New York, New York. Sichenzia, Ross & Friedman LLP received 10,000 shares of common stock in connection with their representation of Globus.


                                     EXPERTS

     Our financial statements as at October 31, 1998 and 1999 for the years ended October 31, 1998 and 1999 have been included in this prospectus in reliance on the report of James E. Scheifley & Associates, P.C., certified public accountants, as given upon the authority of said firm as experts in accounting and auditing.

     The financial statements for Edge Continental Inc. as at July 31, 1999 and 2000 and for the years then ended have been included in this prospectus in reliance on the report of KPMG, LLP given upon their authority as experts in accounting and auditing.

Change in Registrant's Certifying Accountant

     On April 26, 2000, we dismissed our former independent auditor, James E. Scheifley & Associates, P.C., based on our agreement that such action is in the best interests of both firms. Effective as of that date, we have engaged KPMG LLP as our new independent auditor. The decision to end our relationship with Scheifley & Associates and to engage KPMG was recommended by our independent Audit Committee and unanimously approved by our board of directors on March 26, 2000.

     Over the course of Scheifley & Associates' engagement, we and Scheifley & Associates had no disagreements on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Scheifley & Associates, would have caused it to make reference to the subject matter of the disagreement in connection with any report or opinion it might have issued. Furthermore, neither of Scheifley & Associates' reports on our financial statements for the past two years contained an adverse opinion, disclaimer of opinion, or modification or qualification of opinion.

                          INDEX TO FINANCIAL STATEMENTS


                        UNAUDITED CONSOLIDATED PRO FORMA
                              FINANCIAL INFORMATION



Pro Forma Condensed Consolidated Financial Statements............... F-1
Pro Forma Consolidated Balance Sheet................................ F-2
Pro Forma Consolidated Statement of Operations
 (Nine-months ended July 31, 2000).................................. F-3
Pro Forma Consolidated Statement of Operations
 (Year ended October 31, 1999)...................................... F-4

                              GLOBUS WIRELESS, LTD.
                   UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                            (July 31, 2000 and 1999)

Consolidated Balance Sheets......................................... F-7
Consolidated Statements of Operations............................... F-8 - F-9
Consolidated Statements of Stockholders' Equity .................... F-10
Consolidated Statement of Cash Flows................................ F-11
Notes to Consolidated Financial Statements.......................... F-12

                              GLOBUS WIRELESS, LTD
                        CONSOLIDATED FINANCIAL STATEMENTS
                           (October 31, 1999 and 1998)

Report of James E. Schiefley & Associates, P.C., Certified
 Public Accountant ................................................. F-15
Consolidated Balance Sheets ........................................ F-16
Consolidated Statements of Operations .............................. F-17
Consolidated Statements of Stockholders' Equity..................... F-18
Consolidated Statement of Cash Flows................................ F-19 - F-20
Notes to Consolidated Financial Statements.......................... F-21

                              EDGE CONTINENTAL INC.
                        CONSOLIDATED FINANCIAL STATEMENTS

Report of KPMG LLP, Independent Auditors ........................... F-28
Consolidated Balance Sheets ........................................ F-29
Consolidated Statements of Operations and Deficit................... F-30
Consolidated Statement of Cash Flows................................ F-31
Notes to Consolidated Financial Statements.......................... F-32

GLOBUS WIRELESS LTD.

And subsidiaries


Unaudited pro forma consolidated and combined financial information

The following unaudited pro forma consolidated and combined financial information gives effect to the acquisition of Edge Continental Inc. ("Edge") by Globus Wireless Ltd. ("Globus"), which acquisition occurred on September 1, 2000. The acquisition of Edge will be accounted for under the purchase method in accordance with APB Opinion No. 16.

Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Management has estimated that there is no material difference between the book values and the fair values of Edge's net assets and, accordingly, the transaction has been recorded at the net book values of Edge's net assets at September 1, 2000. Goodwill will be amortized on a straight line basis over fifteen years.

The unaudited pro forma consolidated balance sheet as at July 31, 2000 gives effect to the acquisition as if it occurred on July 31, 2000. The Globus balance sheet information was derived from its unaudited July 31, 2000 balance sheet. The Edge balance sheet information was derived from its audited July 31, 2000 balance sheet. The unaudited pro forma combined statements of operations give pro forma effect to the acquisition as if the transaction was consummated as of November 1, 1998. The Globus and Edge fiscal year statement of operations was derived from their audited statements of operations for the years ended October 31, 1999 and July 31, 1999, respectively. The Globus and Edge statement of operations for the nine month period ended July 31, 2000 was derived from their unaudited statements of operations.

The unaudited pro forma consolidated and combined financial information has been prepared by management and is not necessarily indicative of the consolidated financial position or combined results of operations in future periods or the results that actually would have been realized had Globus and Edge been a combined company during the specified periods. The unaudited pro forma consolidated and combined financial information, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of Globus included in its October 31, 1999 Form 10-KSB and September 30, 2000 Form 10-QSB filed April 20, 2000 and September 14, 2000, respectively, with the Securities and Exchange Commission and the historical financial statements of Edge included in this SB-2 registration statement.



GLOBUS WIRELESS LTD.
Unaudited Pro Forma Consolidated Balance Sheet

July 31, 2000

$ United States
---------------------------------------------------------------------------------------------------------------
                                                            Historical                      Pro Forma
                                                       Globus          Edge       Adjustments       Consolidated
                                                                                      (note 2)
---------------------------------------------------------------------------------------------------------------
Assets
Current assets
     Cash                                           $   429,739    $    38,070    $  806,994)(a)    $  (339,185)
     Marketable security                                199,012           --            --              199,012
     Accounts receivable                                 54,291        399,878          --              454,169
     Loans and other advances                            26,725           --            --               26,725
     Advances to shareholders                              --           74,731          --               74,731
     Inventory                                           34,868        303,870          --              338,738
     Prepaid expenses and deposits                        6,966        266,234          --              273,200
                                                    -----------    -----------    -----------       -----------
                                                        751,601      1,082,783      (806,994)         1,027,390

Capital assets                                          397,705         85,446          --              483,151
Other assets                                             14,847           --            --               14,847
Goodwill                                                   --             --       1,758,052 (b)      1,758,052
                                                    -----------    -----------    -----------       -----------
                                                    $ 1,164,153    $ 1,168,229    $  951,058        $ 3,283,440
                                                    ===========    ===========    ===========       ===========

Liabilities and Stockholders' Equity (Deficiency)

Current liabilities
     Accounts payable and
       accrued liabilities                          $    28,499    $   609,494    $     --          $   637,993
     Due to shareholder                                  51,843           --            --               51,843
     Advances from related parties                         --           38,726          --               38,726
     Loans payable to related parties                      --          697,667          --              697,667
                                                    -----------    -----------    -----------       -----------
                                                         80,342      1,345,887          --            1,426,229

Stockholders' Equity (Deficiency)
     Capital stock                                       12,224             13           300 (a)         12,524
                                                                                         (13)(c)
     Additional paid in capital                       6,490,465           --         773,100 (a)      7,263,565
     Deficit                                         (5,398,815)      (179,338)      179,338 (c)     (5,398,815)
     Cumulative translation adjustment                  (20,063)         1,667        (1,667)(c)        (20,063)
                                                    -----------    -----------    -----------       -----------
                                                      1,083,811       (177,658)      951,058          1,857,211

                                                    -----------    -----------    ----------        -----------
                                                    $ 1,164,153    $ 1,168,229    $  951,058        $ 3,283,440
                                                    ===========    ===========    ==========        ===========

See accompanying notes to financial information.

On behalf of the Board:


--------------------------          Director


--------------------------          Director

                                                      F-2


GLOBUS WIRELESS LTD.
Unaudited Pro Forma Combined Statement of Operations

Nine months ended July 31, 2000

$ United States
------------------------------------------------------------------------------------------------
                                               Historical                     Pro Forma
                                        Globus            Edge      Adjustments      Combined
                                                       (Note 4)        (Note 2)
------------------------------------------------------------------------------------------------
Sales                               $     20,185    $  4,000,229    $       --      $  4,020,414
Cost of sales                             11,656       3,580,753            --         3,592,409
                                    ------------    ------------    ------------    ------------
                                           8,529         419,476            --           428,005

Engineering revenue                       59,247            --              --            59,247
                                    ------------    ------------    ------------    ------------
                                          67,776         419,476            --           487,252

Expenses
   Amortization                             --            15,292          87,902(d)      103,194
   General and administrative            967,568         459,677            --         1,427,245
   Interest                                 --            96,284            --            96,284
   Research and development              154,132            --              --           154,132
                                    ------------    ------------    ------------    ------------
                                       1,121,700         571,253          87,902       1,780,855

                                    ------------    ------------    ------------    ------------
Loss                                $ (1,053,924)   $   (151,777)   $    (87,902)   $ (1,243,603)
                                    ============    ============    ============    ============

Weighted average number of shares     11,815,206                                      12,115,206

Loss per share (note 3)             $      (0.09)                                   $      (0.11)
                                    ============    ============    ============    ============


See accompanying notes to financial information.

                                              F-3


GLOBUS WIRELESS LTD.
Unaudited Pro Forma Combined Statement of Operations

$ United States
============================================================================================
                                            Historical                   Pro Forma
                                       Globus         Edge       Adjustments     Combined
                                     Year ended    Year ended
                                     October 31,     July 31,
                                        1999           1999         (Note 2)
--------------------------------------------------------------------------------------------
Sales                               $      --      $ 5,983,435    $     --       $ 5,983,435
Cost of sales                              --        5,551,492          --         5,551,492
                                    ------------   -----------   -----------     -----------
                                           --          431,943          --           431,943

Other revenue                             3,171           --            --             3,171
                                   ------------   -----------   -----------     -----------
                                          3,171        431,943          --           435,114

Expenses
   Amortization                            --            2,601       117,203 (d)     119,804
   General and administrative           795,204        386,561          --         1,181,765
   Interest                               3,709         42,963          --            46,672
   Research and development              70,745           --            --            70,745
                                   ------------    -----------   -----------     -----------
                                        869,658        432,125       117,203       1,418,986
                                   ------------    -----------   -----------     -----------

Loss before other income               (866,487)          (182)     (117,203)       (983,872)


Other income                             22,150           --             --           22,150

                                   ------------    -----------    -----------    -----------
Loss                               $   (844,337)   $      (182)   $  (117,203)   $  (961,722)
                                   ============    ===========    ===========    ===========


Weighted average number of shares     8,742,127           --             --        9,042,127

Loss per share (note 3)            $      (0.10)          --             --      $     (0.11)
                                   ============    ===========    ===========    ===========


See accompanying notes to financial information.

                                            F-4

GLOBUS WIRELESS LTD.
Notes to Unaudited Pro Forma Consolidated and Combined Financial Statements

$ United States

================================================================================

1.   Basis of presentation:

     These pro forma consolidated and combined financial statements have been prepared in accordance with generally accepted accounting principles in the United States.

     Globus acquired Edge effective September 1, 2000 for a total purchase price of $1,580,394 in a transaction accounted for as a purchase. Globus issued 300,000 shares of its common stock with a fair value of $773,400 and paid cash consideration of $672,495 and direct acquisition costs of $134,499 for all of the outstanding common stock of Edge. The common stock issued by Globus was valued using Globus' average stock price on the date the transaction was announced and the prices of the stock two days before and after the announcement. The cash consideration is payable in increments of $168,124 on October 31, 2000, December 31, 2000, March 31, 2001 and June
     30, 2001. The cash consideration has not been discounted as any outstanding consideration bears interest at 6% per annum.

     The acquisition will be accounted for under the purchase method of accounting in accordance with APB Opinion No. 16. Management has estimated that there is no material difference between the book values and the fair values of Edge's net assets. Accordingly, the book values of Edge's assets and liabilities have been combined with the historical values of the assets and liabilities of Globus in the unaudited pro forma consolidated financial information.

     The actual measurement and allocation of the purchase price will depend on Edge's net assets on the closing date. Consequently, the actual measurement and allocation of the purchase price could differ from that presented in the unaudited pro forma consolidated balance sheet.

2.   Pro forma adjustments:

     The pro forma consolidated balance sheet gives effect to the following transactions as if they had occurred on July 31, 2000:

     (a) To reflect the issuance of 300,000 Globus common shares, cash consideration of $672,495 and acquisition costs of $134,499 for an aggregate purchase price of $1,580,394.

     (b) To reflect the purchase price allocation. The purchase price allocation is based on management's estimates of fair values of Edge's tangible assets and liabilities. Management has determined that there is no material difference between the book values and fair values of Edge's net assets. Goodwill will be amortized on a straight-line basis over fifteen years.

         Purchase price is summarized as follows:
              Common stock                                     $     773,400
              Cash consideration                                     672,495
              Acquisition costs                                      134,499
              ------------------------------------------------------------------
              Total purchase price                             $   1,580,394
              ==================================================================

GLOBUS WIRELESS LTD.
Notes to Unaudited Pro Forma Combined Financial Statements (continued)

$ United States

================================================================================

2.   Pro forma adjustments (continued):

         Preliminary allocation of the purchase price is as follows:
              Cash                                              $      38,070
              Accounts receivable                                     399,878
              Advances to shareholders                                 74,731
              Inventory                                               303,870
              Prepaid expenses and deposits                           266,234
              Capital assets                                           85,446
              Accounts payable and accrued liabilities               (609,494)
              Due to related parties                                  (38,726)
              Loans payable to related parties                       (697,667)
              Goodwill                                              1,758,052
              ------------------------------------------------------------------
              Net assets acquired                               $   1,580,394
              ==================================================================


     (c) To reflect the elimination of the stockholders' deficiency of Edge upon consummation of the transaction.

     (d)  To reflect amortization of goodwill.

3.   Pro forma loss per share:

     The unaudited pro forma combined loss per share is based upon the weighted average number of outstanding shares of common stock of Globus during the periods presented, plus the number of shares issued to consummate the acquisition of Edge as if the acquisition occurred at the beginning of the period presented.

4.   Adjustments made to historical information:

     The Edge statement of operations for the nine month period ended July 31, 2000 was derived from the statement of operations for the year ended July 31, 2000. The adjustments were as follows:

================================================================================
                                                  August 1,
                                Year ended        1999 to         Nine months
                                 July 31,       October 31,      ended July 31,
                                  2000             1999               2000
--------------------------------------------------------------------------------

     Sales                     $ 5,851,634      $(1,851,405)      $ 4,000,229
     Cost of sales              (5,313,103)       1,732,350        (3,580,753)
     Expenses                     (717,687)         146,434          (571,253)
     ---------------------------------------------------------------------------
     Loss                         (179,156)     $    27,379       $  (151,777)
     ===========================================================================



GLOBUS WIRELESS LTD.
Consolidated Balance Sheets

$ United States

July 31, 2000 and October 31, 1999

====================================================================================

                                                             July 31,    October 31,
                                                                 2000           1999
                                                (Unaudited - Prepared
                                                        by Management)
------------------------------------------------------------------------------------

Assets
Current Assets
Cash                                                      $   429,739    $   487,562
Marketable Security                                           199,012           --
Accounts receivable                                            54,291         35,197
Loans and other advances                                       26,725           --
Inventories                                                    34,868           --
Prepaid expenses                                                6,966         62,432
                                                          -----------    -----------
                                                              751,601        585,191

Property and equipment, net of accumulated depreciation       397,705        290,351

Other assets                                                   14,847         16,111
                                                          -----------    -----------
                                                          $ 1,164,153    $   891,653
                                                          -----------    -----------

                         Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued liabilities                  $    28,499    $    88,262
Note payable                                                     --            1,121
Due to shareholder                                             51,843         51,843
                                                          -----------    -----------
                                                               80,342        141,226



Subscriptions for common stock                                   --          382,627

Stockholders' equity
Common stock                                                   12,224         11,080
Additional paid in capital                                  6,490,465      4,714,212
Accumulated other comprehensive income                        (20,063)       (12,601)
Deficit                                                    (5,398,815)    (4,344,891)
                                                          -----------    -----------
                                                            1,083,811        367,800
                                                          -----------    -----------
                                                          $ 1,164,153    $   891,653
                                                          -----------    -----------


See accompanying notes to consolidated financial statements.

                                        F-7


GLOBUS WIRELESS LTD.
Consolidated Statements of Operations

$ United States

Three month periods ended July 31, 2000 and 1999
(Unaudited - Prepared by Management)

======================================================================================
                                                              2000            1999
--------------------------------------------------------------------------------------
Engineering revenue                                       $     19,684    $       --

Sale of accessories                                              9,473            --
Cost of sales                                                    5,684            --
                                                          ------------    ------------
                                                                 3,789            --
                                                          ------------    ------------
                                                                23,473            --
Expenses
Research and development                                        60,273          15,191
General and administrative                                     397,783         138,101
                                                          ------------    ------------
                                                               458,056         153,292

                                                          ------------    ------------
Loss from continuing operations, before income taxes          (434,583)       (153,292)

Income taxes                                                      --             2,099
                                                          ------------    ------------
Loss from continuing operations                               (434,583)       (151,193)

Income from discontinued operation, net of income taxes           --             4,075

                                                          ------------    ------------
Loss                                                      $   (434,583)   $   (147,118)
                                                          ============    ============

Weighted average number of shares                           12,071,066       7,877,747
         Basic loss per share                             $      (0.04)   $      (0.02)
                                                          ============    ============

Comprehensive loss
Loss                                                      $   (434,583)   $   (147,118)
Foreign Currency Translation Adjustment                         (2,442)        (24,325)
                                                          ------------    ------------
Comprehensive loss                                        $   (437,025)   $   (171,443)
                                                          ============    ============


See accompanying notes to consolidated financial statements.

                                          F-8

GLOBUS WIRELESS LTD.
Consolidated Statements of Operations

$ United States

Nine month periods ended July 31, 2000 and 1999
(Unaudited - Prepared by Management)
--------------------------------------------------------------------------------------
                                                              2000            1999
                                                          ------------    ------------
Engineering revenue                                       $     59,247    $       --

Sale of accessories                                             20,185            --
Cost of sales                                                   11,656            --
                                                          ------------    ------------
                                                                 8,529            --
                                                          ------------    ------------

Expenses                                                        67,776            --
Research and development                                       154,132          36,932
General and administrative                                     967,568         617,728
                                                          ------------    ------------
                                                             1,121,700         654,700
                                                          ------------    ------------

Loss from continuing operations, before income taxes        (1,053,924)       (654,700)

Income taxes                                                      --            11,279
                                                          ------------    ------------
Loss from continuing operations                             (1,053,924)       (643,700)

Income from discontinued operation, net of income taxes           --            21,895
                                                          ------------    ------------

Loss                                                      $ (1,053,924)   $   (621,526)

Weighted average number of shares                           11,815,206       7,344,342
Basic loss per share                                      $      (0.09)   $      (0.09)
                                                          ============    ============

Comprehensive loss
Loss                                                      $ (1,053,924)   $   (621,526)
Foreign currency translation adjustment                         (7,462)         19,290
                                                          ------------    ------------
Comprehensive loss                                        $ (1,061,386)   $   (602,236)
                                                          ============    ============


See accompanying notes to consolidated financial statements.

                                         F-9


GLOBUS WIRELESS LTD.
Consolidated Statement of Stockholders' Equity

$ United States

Nine month period ended July 31, 2000
(Unaudited - Prepared by Management)
------------------------------------------------------------------------------------------------------------------
                                                            Additional                    Other          Total
                                      Capital Stock          Paid -in    Accumulated   Comprehensive  Shockholders
                                   Shares      Amount        Capital       Deficit        Income         Equity
                                -----------  -----------   -----------   -----------    -----------    -----------
Balance, October 31, 1999       11,079,930   $    11,080   $ 4,714,212   $(4,344,891)   $   (12,601)   $   367,800

Issued for cash
  (note 2)                         712,358           712     1,325,905          --             --        1,326,617

Issued for subscriptions
  for common stock (note 2)        431,500           432       382,195          --             --          382,627

Compensation cost of
  options issued to
  employees (note 3)                  --            --          29,153          --             --           29,153

Compensation cost of
  warrants issued to non-
  employees (note 4)                  --            --          39,000          --             --           39,000

Loss  for the nine month
  period ended July 31, 2000          --            --            --      (1,053,924)          --       (1,053,924)

Foreign currency translation
  adjustment                          --            --            --            --           (7,462)        (7,462)
                               -----------   -----------   -----------   -----------    -----------    -----------

Balance, July 31, 2000
  (Unaudited)                   12,223,788   $    12,224   $ 6,490,465   $(5,398,815)   $   (20,063)   $ 1,083,811
                               ===========   ===========   ===========   ===========    ===========    ===========


See accompanying notes to consolidated financial statements.

                                                    F-10

GLOBUS WIRELESS LTD.
Consolidated Statements of Cash Flows

$ United States

Nine month periods ended July 31, 2000 and 1999
(Unaudited - Prepared by Management)
--------------------------------------------------------------------------------
                                                         2000           1999
                                                     -----------    -----------

Net cash flows used in operating activities          $  (992,888)   $  (303,405)

Cash flows from investing activities:
Purchase of equipment                                   (157,232)      (156,742)
Loans and other advances                                 (26,725)          --
Purchase of marketable security                         (199,012)          --
                                                     -----------    -----------
                                                        (382,969)      (156,742)

Cash flows from financing activities:
Common stock issued for cash                           1,326,617        872,955
Repayment of note payable                                 (1,121)          (833)
     Increase in due to shareholder                         --         (143,830)
                                                     -----------    -----------
                                                       1,325,496        728,292

Effect of exchange rate changes on cash balances          (7,462)        19,290
                                                     -----------    -----------

Increase (decrease) in cash                              (57,823)       287,435

Cash, beginning of period                                487,562         31,673
                                                     -----------    -----------

Cash, end of period                                  $   429,739    $   319,108
                                                     ===========    ===========

Supplementary information
    Interest paid                                    $      --      $      --
Income taxes paid                                           --             --
                                                     ===========    ===========

Non-cash financing activities (note 2)

See accompanying notes to consolidated financial statements.

GLOBUS WIRELESS LTD.

Notes to Consolidated Financial Statements

$ United States

Nine month period ended July 31, 2000
(Unaudited - Prepared by Management)
--------------------------------------------------------------------------------

1.   Significant accounting policies:

     a) The accompanying financial statements as at July 31, 2000 and for the three and nine month periods ended July 31, 2000 are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring items) necessary for the fair presentation of these unaudited financial statements in conformity with generally accepted accounting principles have been made.

     b) The Company's subsidiary Celltech Research Inc., operates in Canada and its operations are conducted in Canadian currency. However, the functional currency has been determined to be United States dollars. The method of translation applied is as follows:

          i. Monetary assets and liabilities are translated at the rate of exchange in effect at the balance sheet date, being US $1.00 per Cdn $1.477 at July 31, 2000;

          ii. Non-monetary assets and liabilities are translated at the exchange rate in effect at the transaction date;

          iii. Revenues and expenses are translated at the exchange rate in effect at the transaction date; and

          iv. The net adjustment arising from the translation is recorded as a separate component of stockholders' equity called "Accumulated other comprehensive income."

     c)   Basic loss per share

          Basic loss per share has been calculated using the weighted average number of common shares outstanding during the period. The effect of stock options outstanding during the period have not been included in the computation because to do so would be anti-dilutive.

2.   Issuance of common stock:

     During the nine month period ended July 31, 2000, the Company issued the following common stock:

     712,358 shares for cash proceeds of  $1,326,647.
     431,500 shares for $382,627 in share subscriptions received prior to October 31, 1999.

     As both the 431,500 shares referred to above, the stock options referred to in note 3 and the notes referred to in note 4 b) were non-cash transactions for the period ended July 31, 2000, they are not reflected in the statement of cash flows.

GLOBUS WIRELESS LTD.
Notes to Consolidated Financial Statements

$ United States

Nine month period ended July 31, 2000
(Unaudited - Prepared by Management)
--------------------------------------------------------------------------------

3.   Stock options:

     The Company applies APB Opinion No. 25 in accounting for employee stock options whereby compensation cost is recorded only to the extent that the market price exceeds the exercise price at the date of grant. Options granted to non-employees are accounted for at their fair value at the date of grant.

     During the nine month period ended July 31, 2000, the Company granted 119,000 common share options with exercise prices fixed at 85% of the market value of the Company's common shares at the grant date. Accordingly, compensation cost of $29,153, representing the excess of the market price over the exercise price of the options granted, has been included in the determination of the loss for the period.

4.   Contingencies:

     a) Pursuant to a technology licensing agreement, the Company was required to make periodic payments to an individual who is the Company's founder, major stockholder and former President. Technology license payments owing under the agreement have amounted to approximately $240,000 at October 31, 1999 and $330,000 at July 31, 2000.

          During 1999, the Company launched a lawsuit against its former President for breach of his fiduciary duties. As part of its claims against its former President, the Company contends that its obligations under the agreement have been eliminated. Consequently, no accrual for technology license payments has been made as at October 31, 1999 and July 31, 2000.

     b) On May 8, 2000, the Company signed a letter of agreement with Coleman and Company Securities Inc. to secure investors for the Company. In consideration for these services, the Company is required to:

          i.   pay a monthly cash fee of $5,000;

          ii. issue, within 30 days, 100,000 share purchase warrants with an exercise price of $4.00 per share, exercisable for a period of 5 years; and

          iii. issue, within 30 days, an additional 100,000 share purchase warrants with an exercise price of $5.00 per share, exercisable for a period of 5 years, vesting 20,000 warrants every 30 days from the execution of the letter.

          The fair value of $39,000 of these warrants has been determined using the Black Scholes Method using an expected life of six months, volatility factor of 25%, risk free rate of 5.5% and no assumed dividend rate and has been included in the determination of the loss for the period.

GLOBUS WIRELESS LTD.
Notes to Consolidated Financial Statements

$ United States

Nine month period ended July 31, 2000
(Unaudited - Prepared by Management)
--------------------------------------------------------------------------------

5.   Depreciation:

     Depreciation for the nine month period ended July 31, 2000 was $51,142.

6.   Subsequent Events:

     a) Subsequent to July 31, 2000, the Company issued 40,000 common shares for investor relations consulting services. The shares vest in increments of 10,000 on August 1, 2000, November 1, 2000, February 1, 2001 and May 1, 2001. The fair value of the services to be received, aggregating $120,000 is equivalent to the fair market value of the shares issued.

     b) Subsequent to July 31, 2000, the Company issued 93,833 common shares for notes receivable, aggregating $184,854 from the exercise of employee stock options. The notes receivable do not bear interest, are due within 364 days and are secured by the common shares issued.

REPORT OF INDEPENDENT AUDITORS


Shareholders and Board of Directors
Globus Wireless Ltd.


We have audited the accompanying balance sheet of Globus Wireless Ltd. as of October 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the years ended October 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Globus Wireless Ltd. as of October 31, 1999, and the results of its operations, and its cash flows for the years ended October 31, 1999 and 1998, in conformity with generally accepted accounting principles.



/s/ James E. Scheifley & Associates, P.C.
-----------------------------------------
James E. Scheifley & Associates, P.C.
Certified Public Accountants

Denver, Colorado
April 4, 2000

Globus Wireless Ltd.
Balance Sheet
October 31, 1999

                                     ASSETS
Current assets:
  Cash                                                              $   487,562
  Accounts receivable, other                                             35,197
  Prepaid expenses                                                       62,432
                                                                    -----------
      Total current assets                                              585,191
Property and equipment, at cost, less
  accumulated depreciation of $91,236                                   290,351

Other assets                                                             16,111
                                                                    -----------
                                                                    $   891,653
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                  $    76,869
  Accrued expenses                                                       11,393
  Note payable                                                            1,121
  Accrued expenses - related party                                       51,843
                                                                    -----------
      Total current liabilities                                         141,226

Stockholders' equity:
 Preferred stock, $.001 par value, 20,000,000 shares authorized,           --
  Common stock, $.001 par value, 100,000,000 shares authorized,
  11,079,930 shares issued and outstanding                               11,080
 Additional paid-in capital                                           4,721,710
 Subscriptions to common stock                                          382,627
 Foreign exchange adjustment                                            (12,601)
 (Deficit)                                                           (4,352,391)
                                                                    -----------
                                                                        750,427
                                                                    -----------
                                                                    $   891,653
                                                                    ===========


See accompanying notes to financial statements.

Globus Wireless Ltd.
Statements of Operations
Years Ended October 31, 1999 and 1998

                                                         1999           1998
Revenue:                                             -----------    -----------
 Sales                                               $      --      $      --
 Other income                                              3,171         10,129
                                                     -----------    -----------
                                                           3,171         10,129

Other costs and expenses:
 General and administrative                              802,704        687,003
 Research and development                                 70,745         67,685
                                                     -----------    -----------
                                                         873,449        754,689
                                                     -----------    -----------
Income (loss) from continuing operations                (870,278)      (744,560)

Other income and (expense):
 Other income & expense                                   22,150           --
 Interest expense                                         (3,709)        (8,868)
                                                     -----------    -----------
                                                          18,441         (8,868)
                                                     -----------    -----------
Income (loss) from continuing operations
 before income taxes                                    (851,837)      (753,428)
Provision for income taxes                                  --            2,340
                                                     -----------    -----------
Income (loss) from continuing operations                (851,837)      (751,088)

Income (loss) from discontinued operation
 net of income taxes of $2,340                              --           13,252
                                                     -----------    -----------
  Net income (loss)                                  $  (844,337)   $  (737,836)
                                                     ===========    ===========

Basic earnings (loss) per share:
 Net income (loss) from continuing operations        $     (0.10)   $     (0.10)
 Net income (loss) from discontinued operation              --             0.01
                                                     -----------    -----------
                                                     $     (0.10)   $     (0.09)
                                                     ===========    ===========

 Weighted average shares outstanding                   8,742,127      7,224,437
                                                     ===========    ===========

  Net income (loss)                                  $  (851,837)   $  (737,836)
   Foreign exchange gain (loss) net of
    income taxes                                         (24,259)        26,058
                                                     -----------    -----------
  Comprehensive income (loss)                        $  (876,096)   $  (711,778)
                                                     ===========    ===========

                 See accompanying notes to financial statements.


                                                  Globus Wireless Ltd.
                                     Statement of Changes in Stockholders' Equity
                                               For the Periods Indicated


                                                                  Additional                                    Foreign
                                       Common        Stock         Paid -in        Stock       Accumulated      Exchange
         ACTIVITY                      Shares        Amount        Capital     Subscriptions     Deficit       Adjustment
                                   -----------    -----------    -----------    -----------    -----------    -----------
Balance, October 31, 1997            6,960,813    $     6,960    $ 3,243,115    $   (97,276)   $(2,762,718)   $   (15,327)

Exercise of warrants and options
 for cash                              156,343            157         47,794                          --             --
Stock issued for services or
 equipment                             310,055            310        152,605                          --             --
Stock sold for cash by private
 placement                              72,500             73         50,876
Shares returned by officer            (755,000)          (755)      (169,120)          --

Amortization of unpaid
 subscriptions                                                                       97,276
Foreign exchange (loss)                   --             --             --                            --           39,482
Net (loss) for the year ended
 October 31, 1998                         --             --             --                        (737,836)          --
                                   -----------    -----------    -----------    -----------    -----------    -----------
Balance, October 31, 1998            6,744,711          6,745      3,325,270           --       (3,500,554)        24,155

Exercise of warrants and options
 for cash                            3,081,813          3,082        964,209                          --             --
Compensation value of options             --           28,100
Stock issued for services or
 equipment                             291,927            292        125,849                          --             --
Stock issued for debt conversion       238,055            238        128,312
 Options exercised for notes
 receivable                            723,424            723        149,975       (150,698)
Common stock subscribed for cash          --             --             --          435,475

Stock subscribed for lawsuit
 settlement                                                                          97,850

Foreign exchange (loss)                   --             --             --                            --          (36,756)
Net (loss) for the year ended
 October 31, 1999                         --             --             --                        (851,837)          --
                                   -----------    -----------    -----------    -----------    -----------    -----------
Balance, October 31, 1999           11,079,930    $    11,080    $ 4,721,712    $   382,627    $(4,344,891)   $   (12,601)
                                   ===========    ===========    ===========    ===========    ===========    ===========


                                    See accompanying notes to financial statements.

                                                         F-18

Globus Wireless Ltd.
Statements of Cash Flows
Years Ended October 31, 1999 and 1998

                                                         1999           1998
                                                     -----------    -----------
Net income (loss)                                    $  (851,837)   $  (737,836)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   Depreciation and amortization                          49,133         16,446
   Stock and options issued for services                 126,141        150,630
   Stock subscribed for lawsuit settlement                97,850
   Conpensation value of options issued                   20,600          4,520
   Salary and license costs and expenses
    converted to officer loans                           (56,624)       210,000
   Amortization of unpaid stock subscriptions               --           97,276
   Foreign exchange translation adjustment                39,483        (36,756)
Changes in assets and liabilities:
    (Increase) decrease in accounts receivable           (29,635)        90,512
    (Increase) decrease in net assets of
      discontinued operation                              56,647          1,075
    (Increase) decrease in prepaid expenses              (60,606)           646
    Increase (Decrease) in accounts payable               68,664         (7,033)
                                                     -----------    -----------
       Total adjustments                                 319,151        527,317
                                                     -----------    -----------
  Net cash provided by (used in)
   operating activities                                  532,686       (210,519)
                                                     -----------    -----------

Cash flows from investing activities:
  Purchase of equipment                                 (277,582)       (41,193)
                                                     -----------    -----------
  Net cash provided by (used in)
   financing activities                                 (277,582)       (41,193)

Cash flows from financing activities:
  Common stock sold for cash                           1,402,763         98,900
  Repayment of notes payable                                (769)          (142)
  Advances from officer                                   14,975          2,714
  Repayment of officer loans                            (150,812)      (167,221)
                                                     -----------    -----------
  Net cash provided by (used in)
   financing activities                                1,266,157        (65,749)
                                                     -----------    -----------
Increase (decrease) in cash                              455,889       (317,461)
Cash and cash equivalents,
 beginning of period                                      31,673        349,133
                                                     -----------    -----------
Cash and cash equivalents,
 end of period                                           487,562    $    31,673
                                                     ===========    ===========

                 See accompanying notes to financial statements.

Globus Cellular Ltd.
Statements of Cash Flows
Years Ended October 31, 1999 and 1998

                                                             1999         1998
                                                           --------     --------
Supplemental cash flow information:
   Cash paid for interest                                  $  3,709     $  8,868
   Cash paid for income taxes                              $   --       $   --


Non-cash investing and financing activities:
   Equipment finaqnced by note payable                     $   --       $  1,984
   Abandonment of leasehold improvements                   $   --       $  4,518
   Return of common stock by officer                       $   --       $169,875
   Converstion of officer loan to stock                    $128,550         --




                 See accompanying notes to financial statements.

Globus Wireless Ltd.
Notes to Financial Statements

Note 1. Business and Significant Accounting Policies

Business

The Company manufactures and distributes a cellular telephone radiation shielding product which universally fits most cellular phones and formerly distributed other radiation shielding products, X-ray film and film development products manufactured by others to customers in the medical and veterinary fields. During the year ended October 31, 1999, the Company disposed of the net assets and operations of its X-ray products division. The Company is also developing advanced antenna designs that incorporate the Company's proprietary shielding technology. Prior to 1999, the Company was known as Globus Cellular Ltd.

The Company was incorporated in the State of Nevada on June 10, 1987.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, in banks and all highly liquid investments with maturity of three months or less when purchased. Cash equivalents are stated at cost that approximates market.

Inventories

Inventories, which consist primarily of finished goods, are valued at the lower of cost or market. Cost is determined using the first in, first-out (FIFO) method.

Prepaid Expenses

Prepaid expenses consist primarily of prepayments relating to advertising and marketing.

Property and Equipment

Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. When assets are retired or otherwise disposed of, the cost and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in operations for the period. The cost of repairs and maintenance is charged to operations as incurred and significant renewals or betterments are capitalized. Depreciation has been provided using both straight-line and accelerated methods over the useful lives of the assets, ranging from three to ten years.

Foreign Currency Translation

The financial statements are presented in United States dollars. The Company has significant Canadian operations, however United States dollars are considered its functional currency.

Monetary assets and liabilities are translated into United States dollars at the balance sheet date rate of exchange and non-monetary assets and liabilities at historical rates. Revenues and expenses are translated at appropriate transaction date rates. Net gains or losses arising on translation are reflected a separate component of stockholders' equity

Loss Per Share

In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share." SFAS No. 128 supersedes and simplifies the existing computational guidelines under Accounting Principles Board ("APB") Opinion No. 15, "Earnings Per Share." The statement is effective for financial statements issued for periods ending after December 15, 1997. Among other changes, SFAS No. 128 eliminates the presentation of primary earnings per share and replaces it with basic earnings per share for which common stock equivalents are not considered in the computation. It also revises the computation of diluted earnings per share. The Company has adopted SFAS No. 128 and there is no material impact to the Company's earnings per share, financial condition, or results of operations. The Company's earnings per share have been restated for all periods presented to be consistent with SFAS No. 128.

Basic loss per share for periods presented has been computed using the weighted average number of shares of common stock outstanding during the periods presented. Common stock equivalents are excluded from the computation as their effect would be anti-dilutive.

Revenue Recognition

Sales are recognized at the time goods are shipped. Revenue from the sale of license distribution rights is recorded when the licensee commences product operations.

Advertising Expenses

Advertising expenses are charged to expense upon first showing. Amounts charged to expense were $5,422 and $679 for the periods ended October 31, 1999 and 1998, respectively.

Income Taxes

Effective July 1, 1993, the Company adopted the provisions of Financial Accounting Standards Board Statement No.109 (Statement No.109), Accounting for Income Taxes. Statement No.109 requires that deferred taxes reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts. At the date of adoption of Statement No. 109, there was no material effect on the Company's financial statements.

Prior to July 1, 1993, the Company accounted for income taxes using the deferred method. As of October 31, 1999 the Company has accumulated net operating losses available to offset future taxable income of approximately $4,341,000, expiring $72,000 in 2008, $370,000 in 2009, $700,000 in 2010, $734,000 in 2011, $884,000
in 2012, $740,000 in 2013 and $851,000 in 2014. The Company has fully reserved the deferred tax asset that would arise from the loss carryforward (approximately $1,476,000) since the Company believes that it is more likely than not that future income from operations will not be available to utilize the deferred tax asset. The increase in the deferred tax asset and related reserve applicable to the 1999 operating loss was approximately $290,000.

Estimates

Management of the Company uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that management uses.

Fair value of financial instruments

The Company's short-term financial instruments consist of cash and cash equivalents, accounts and loans receivable, and accounts payable and accruals. The carrying amounts of these financial instruments approximate fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and accounts receivable, trade.

Stock-based Compensation

The Company adopted Statement of Financial Accounting Standard No. 123 (FAS
123), Accounting for Stock-Based Compensation beginning with the Company's first quarter of 1996. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees, and has provided in Note 6 pro forma disclosures of the effect on net income and earnings per share as if the fair value-based method prescribed by FAS 123 had been applied in measuring compensation expense.

New Accounting Pronouncements

SFAS No. 130, "Reporting Comprehensive Income", establishes guidelines for all items that are to be recognized under accounting standards as components of comprehensive income to be reported in the financial statements. The statement is effective for all periods beginning after December 15, 1997 and reclassification of financial statements of financial statements for earlier periods will be required for comparative purposes. To date, the Company has engaged in transactions that would result in any significant difference between its reported net loss and comprehensive net loss as defined in the statement. The Company's accounting for foreign currency translation adjustments may be affected by SFAS No. 130.

In April 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, "Reporting on the Cost of Start-up Activities". This SOP requires that the cost of start-up activities, or one-time activities that relate to the opening of a new facility and organizational cost be expensed as incurred instead of being capitalized. This SOP must be implemented by no later than the first quarter of 1999 at which time the write-off of any unamortized pre-opening costs or organization cost will be reported as a cumulative effect of a change in accounting principle in the statement of operations. The Company adopted the statement upon its issuance, however, the Companies organization costs had been fully amortized in prior years.

Note 2.  Property and Equipment

At October 31, 1999 Property and equipment consists of:

    Machinery and office equipment       $ 54,483
    Leasehold improvements                 78,863
    Computer software                       8,363
    Research and development equipment    239,878
                                         --------
                                          381,587
Less accumulated depreciation              91,236
                                         --------
                                         $290,351


Depreciation charged to expense was $40,255 and $16,687 for the years ended October 31, 1999 and 1998, respectively.

Note 3. Commitments and Contingencies

The Company has an agreement with Dr. Paul F. Bickert (its founder, major stockholder and former President) to pay Dr. Bickert lease of technology payments of $10,000 (US) monthly for the technology utilized in the Company's products. This agreement expires in 2002, with an option to renew.

The Company commenced a lawsuit against Paul F. Bickert in the British Columbia Supreme Court in December of 1999, claiming, among other things, that he breached his legal duties by improperly asserting his inventorship and ownership of a certain technology that rightfully belongs to the Company. The Company seeks, among other things, a declaration that that certain technology belongs to the Company and corollary relief (in particular, that the license technology license agreements, based on Bickert's asserted ownership of that certain technology, are void accordingly). Bickert filed a Defense and Counterclaim. Therein, he denied the Company's claims, and counterclaimed to seek a declaration that certain technology license agreements are valid and subsisting, and that he be paid compensation being the issuance of 755,000 shares of the Company to him or equitable damages in lieu, and "judgment for monies due and owing in an amount to be determined by this Honourable Court" that he estimates to be in excess of $600,000, plus unspecified damages and interest.

Based only on the information received from the Company to date, and relying on its accuracy, the Company's attorney's are of the opinion that the Company's claims are more likely to succeed than not.

In connection with the lawsuit the Company has ceased all accruals of technology lease payments for the year ended October 31, 1999 amounting to $120,000 per year and had reversed accruals of unpaid technology lease accruals for the year ended October 31, 1998 amounting to $120,000. The reversal of the accrual for 1998 has been accounted for as a change in accounting estimate and therefore no adjustment to the prior year financial statements has been made. Additionally, the Company suspended all unexercised options to purchase its common stock held by the stockholder.

The Company entered into one to three year employment contracts with three of its officers that provide aggregate monthly compensation of $12,500. The contracts provide for unspecified periodic bonus payments and options to purchase common stock of the Company at $.85 to $3.00 per share. An aggregate of 300,000 options to purchase stock at $.85 per share of which 83,334 were fully vested at the respective contract dates were awarded and 33,334 were exercised during the year.

The vested shares included an aggregate of $28,100 of compensation expense as a result of an exercise price that was less than the fair value of the options at the grant date. Vesting of the remaining $.85 options is contingent upon attainment of specified corporate goals contained in the agreements and may include additional compensation expense that will be recorded as the goals are realized. An aggregate of 350,000 options exercisable at $3.00 per share were awarded. Vesting of the remaining $3.00 options is contingent upon attainment of specified and unspecified corporate goals contained in the agreements and may include additional compensation expense that will be recorded as the goals are realized.

During 1996, the Company began selling distribution rights to products included in its line of X-ray film and developer catalogue. The distribution rights covered certain eastern provinces in Canada and other territories outside of Canada. The Company had been purchasing developer products exclusively from Idex International Corp., a company now in bankruptcy. The Company has substituted developer chemicals purchased from a new supplier to its distributors.

A successor company to Idex, 2834332 Canada Inc., has filed an action in the Supreme Court of the State of New York claiming that the Company has fraudulently misrepresented that it was the worldwide licensee or holder of worldwide rights to distribute the X-ray developing technology belonging to Idex. The claim seeks the return of $200,000 of distribution rights income plus interest and unspecified punitive damages. The Company settled the lawsuit by way of a settlement agreement dated September 27, 1999 whereby the Company will issue 47,500 shares of its restricted common stock. The Company has recorded $97,850 of expense related to the settlement based upon the closing bid price of the common stock at the settlement date. The shares remained unissued at October 31, 1999 and the value thereof is included in subscriptions to common stock.

Notes 4. Related Party Transactions

The former President and General Manager of the Company, Dr. Paul Bickert is the founder of the Company. Dr. Bickert and his wife jointly is the Company's largest stockholder.

The Company has an exclusive four-year lease on the cellular phone user protection technology from Dr. Bickert. The Company possesses the exclusive right to sublease or sell this technology to others. The technology lease is the subject of a lawsuit described in Note 3.

The Company leases its office and research facility from the stockholder on a month-to-month basis at a rate of $2,267 per month.

Dr. Bickert had net loan balances due from the Company for cash advances and unpaid salary and technology lease payments totaling $51 843 and $372,885 at October 31, 1999 and 1998 respectively.

During the year ended October 31, 1998, the Company received cash advances from the stockholder amounting to $2,714 and repaid advances in the amount of $167,221. Additionally, the Company cancelled 755,000 shares of common stock, which had been authorized by the Company and issued by its transfer agent in prior years as repayment of amounts due the stockholder. The shares returned had a fair value of $169,875 and such amount has been added to the officer loan account. The loan account was also increased by $210,000 during 1998 due to technology lease and salary payments due to the stockholder. The amount due for technology payments ($120,000) was reversed in 1999 due to the lawsuit disclosed in Note 3. The reversal is included in other income and expense in the accompanying financial statements.

During the year ended October 31, 1999, the Company incurred salary expense of $45,000 and other expenses including rent of $18,143 in favor of the former officer and received cash advances of $10,287. During the year ended October 31, 1999, the Company made cash payments of $150,812 to the officer and issued to him 238,055 shares of common stock valued at $128,550 based upon the bid price of the Company's common stock at the date the issuance was approved.


Note 5. Stockholders' Equity

During the year ended October 31, 1999, the Company issued 3,081,813 shares of its common stock pursuant to the exercise of warrants and options for cash aggregating $697,288. The warrants were issued in connection with a 1997 private placement as described. No outstanding warrants remain outstanding at October 31, 1999.

Additionally during 1999, the Company issued an aggregate of 291,927 shares of its common stock to individuals or entities that had provided goods or services to the Company during the year. The shares were valued at the fair value of the common stock issued at the date the issuance was authorized by the board of directors. The aggregate value of the goods and services provided to the Company was $126,141.

Additionally during 1999, the Company accepted subscriptions for the issuance of 843,250 shares of its common stock for cash aggregating $435,475. The shares remained unissued at October 31, 1999 and the fair value thereof is included in subscriptions to common stock.

During the year ended October 31, 1998, the Company issued 156,343 shares of its common stock pursuant to the exercise of warrants for cash aggregating $47,951. The "A" warrants were issued in connection with a 1997 private placement of the Company's common stock and had an original exercise price of $.87 per share. During August, 1998 the Company's board of directors authorized a limited time discount of the exercise price to warrant holders wishing to exercise all or part of their outstanding warrants. The exercise price was discounted to $.31 per share due to the Company's need for additional equity capital and a decline in the fair value of its common stock. Warrant holders who exercised during the discount period were awarded "B" warrants exercisable at $.53 per share for one year on a one warrant for one share purchased basis.

Additionally during 1998, the Company issued an aggregate of 310,055 shares of its common stock to individuals or entities that had provided goods or services to the Company during the year. The shares were valued at the fair value of the common stock issued at the date the issuance was authorized by the board of directors. The aggregate value of the goods and services provided to the Company was $264,967.

No dividends have been declared since the inception of the Company nor does the Company anticipate that dividends will be declared in the ensuing fiscal year.

As of October 31, 1999, the Company had outstanding options to purchase and aggregate of 12,121 shares of its common stock by officers and directors at an exercise price of $.165. The options were granted during the years ended October 31, 1995 and 1996.

Also at October 31, 1999 the Company had options to purchase an aggregate of 250,000 shares of common stock at $.85 per share and 300,000 shares of common stock at $3.00 per share that were granted in connection with the employment contracts described in Note 3. Additionally, the Company awarded two members of its Board of Directors options to purchase an aggregate of 43,332 shares of common stock at $1.0625 per share.

During the year ended October 31, 1997 the Company established a non-statutory stock option plan to benefit employees, officers, directors, consultants and others providing services to the Company. The Company has reserved 500,000 shares of common stock for issuance in connection with option grants made pursuant to the plan.

The purchase price for shares granted under the plan shall not be less than 85% of the fair market value of the stock on the grant date. No shares have been granted under the plan as of the date of these financial statements.

The weighted average fair value at the date of grant for warrants and options granted during 1999 and 1998 was $.12 and $ .12 per option. The fair value of the options at the date of grant was estimated using the Black-Scholes model with assumptions as follows:

Stock based compensation costs would have increased pretax losses by approximately $113,800 and $28,000 in 1999 and 1998 ($.01 and $.00 per share) if the fair value of the warrants granted had been recognized as compensation expense.

                      Auditors' Report to the stockholders

We have audited the accompanying balance sheets of Edge Continental Inc. as at July 31, 2000 and 1999, and the statements of operations and deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of the Company as at July 31, 2000 and 1999 and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company, to date, has cumulative losses since inception of $179,338. This factor, among others, as discussed in Note 1 a), raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


signed "KPMG LLP"


Kelowna, Canada

November 24, 2000

Edge Continental Inc.

Balance Sheets
$ United States
July 31, 2000 and 1999

                                     Assets
                                                         2000           1999
                                                     -----------    -----------
Current
     Cash                                            $    38,070    $    40,994
     Accounts receivable (net of allowance
       of $21,582, 1999 - $nil)                          399,878        312,695
     Advances to shareholders (note 2)                    74,731         33,874
     Inventory                                           303,870        427,538
     Prepaid expenses and deposits on inventory          266,234         23,657
                                                     -----------    -----------
                                                       1,082,783        838,758

Capital assets (note 3)                                   85,446         17,761
                                                     -----------    -----------

                                                     $ 1,168,229    $   856,519
                                                     ===========    ===========

                    Liabilities and Shareholders' Deficiency

Current
     Accounts payable and accrued liabilities        $   609,494    $   328,413
     Advances from related parties (note 4)               38,726         38,957
     Loans payable to related parties (note 5)           697,667        489,278
                                                     -----------    -----------
                                                       1,345,887        856,648

Shareholders' deficiency
     Share capital (note 6)                                   13             13
     Deficit                                            (179,338)          (182)
     Cumulative translation adjustment                     1,667             40
                                                     -----------    -----------
                                                        (177,658)          (129)
                                                     -----------    -----------
Commitments (note 8)
                                                     $ 1,168,229    $   856,519
                                                     ===========    ===========

See accompanying notes to financial statements.

Approved by the Board:

                                    ,  Director
-----------------------------------

                                    ,  Director
-----------------------------------

Edge Continental Inc.

Statements of Operations and Deficit
$ United States
Years ended July 31, 2000 and 1999


                                                        2000            1999
                                                    -----------     -----------

Sales                                               $ 5,851,634     $ 5,983,435
Cost of sales                                        (5,313,103)     (5,551,492)
                                                    -----------     -----------
                                                        538,531         431,943

Expenses
     Amortization                                        15,451           2,601
     General and administrative                         580,625         386,561
     Interest                                           121,611          42,963
                                                    -----------     -----------
                                                        717,687         432,125
                                                    -----------     -----------

Loss                                                   (179,156)           (182)

Shareholders' deficiency, beginning of year                (182)           --
                                                    -----------     -----------

Shareholders' deficiency, end of year               $  (179,338)    $      (182)
                                                    ===========     ===========



See accompanying notes to financial statements.

Edge Continental Inc.

Statements of Cash Flows
$ United States
Years ended July 31, 2000 and 1999

                                                           2000          1999
                                                         ---------    ---------
Cash provided by (used in):

Operating activities
     Loss                                                $(179,156)   $    (182)
     Item not involving cash:
       Amortization                                         15,451        2,601
     Changes in non-cash operating working capital
        Accounts receivable                                (87,183)    (312,695)
        Inventory                                          123,668     (427,538)
        Prepaid expenses and deposits on inventory        (242,577)     (23,657)
        Accounts payable and accrued liabilities           281,081      328,413
                                                         ---------    ---------
                                                           (88,716)    (433,058)

Financing activities
     Advances from (to) related parties                       (231)      38,957
     Advances to shareholders                              (40,857)     (33,874)
     Shares issued for cash                                   --             13
     Loans payable                                         208,389      489,278
                                                         ---------    ---------
                                                           167,301      494,374

Investing activities
     Purchase of capital assets                            (83,136)     (20,362)

Translation adjustment                                       1,627           40
                                                         ---------    ---------

(Decrease) increase in cash                                 (2,924)      40,994

Cash, beginning of year                                     40,994         --
                                                         ---------    ---------

Cash, end of year                                        $  38,070    $  40,994
                                                         =========    =========


Supplementary information
       Interest paid                                     $ 116,816    $  40,078
       Income taxes paid                                      --           --
                                                         =========    =========


                 See accompanying notes to financial statements.

Edge Continental Inc.

Notes to Financial Statements
$ United States
Years ended July 31, 2000 and 1999
--------------------------------------------------------------------------------

The Company was incorporated under the laws of the Province of Ontario on April 7, 1998 and was inactive until October 1, 1998. The major activity of the Company is the wholesale distribution of cellular phones and related accessories in North America.

1.   Accounting Policies:

     (a)  Basis of Presentation

          These financial statements have been prepared on the going concern basis, which assumes the realization of assets and liquidation of liabilities in the normal course of business. As shown in the financial statements, to date, the Company has an accumulated deficit of $179,338. This factor, among others, raises substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent on its ability to generate future profitable operations and to receive continued financial support from its shareholders and other investors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management of the company in pursuing additional sources of financing (see note 9) and plans to achieve profitable operations through increased future sales.

     (b)  Use of estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (c)  Inventory

          Inventory is recorded at the lower of cost, determined on an average cost basis, and net realizable value.

     (d)  Capital assets

          Capital assets are recorded at cost. Amortization is provided annually on a straight-line basis over the assets' estimated useful lives as follows:

               Computer equipment                     5 years
               Computer software                      3 years
               Furniture and fixtures                 5 years
               Leasehold improvements                 3 years

Edge Continental Inc.

Notes to Financial Statements
$ United States
Years ended July 31, 2000 and 1999
--------------------------------------------------------------------------------

1.   Accounting Policies (continued):

     (e)  Revenue recognition

          Revenue is recognized at the time of shipment of inventory when the risks and rewards of ownership have transferred to the customer.

     (f)  Income taxes

          Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Although the Company has loss carryforwards available, no amount has been reflected on the balance sheet for deferred income taxes as any deferred income tax asset has been fully offset by a valuation allowance.

     (g)  Translation of financial statements

          These statements have been translated into United States dollars. The method of translation applied is as follows:

          i) Assets and liabilities are translated at the rate of exchange in effect at the balance sheet date, being US $1.00 per Cdn $1.4870 at July 31, 2000 and US $1.00 per Cdn $1.5063 at July 31, 1999.

          ii) Revenues and expenses are translated at the exchange rate in effect at the transaction date.

          iii) The net adjustment arising from the translation is recorded in a separate component of shareholders' deficiency called "Cumulative translation adjustment".

     (h)  Financial instruments

          The fair values of cash, accounts receivable and accounts payable and accrued liabilities approximate their carrying values due to the relatively short period to maturity of these instruments. The fair values of advances to/from shareholders and related parties and loans payable to related parties are not determinable due to the related party nature of the amounts and the absence of a trading market for such instruments. The maximum credit risk exposure for all financial assets is the carrying amount of that asset.

Edge Continental Inc.

Notes to Financial Statements
$ United States
Years ended July 31, 2000 and 1999
--------------------------------------------------------------------------------

2.   Advances to shareholders:

     Advances to shareholders are non-interest bearing, have no stated terms of repayment and are unsecured.

3.   Capital assets:

     2000                                           Accumulated    Net Book
     ----                                  Cost     Amortization    Value
                                         --------   ------------   --------
     Computer equipment                  $ 35,478     $  8,085     $ 27,393
     Computer software                     28,193        4,228       23,965
     Furniture and fixtures                33,102        5,067       28,035
     Leasehold improvements                 6,725          672        6,053
                                         --------     --------     --------

                                         $103,498     $ 18,052     $ 85,446
                                         ========     ========     ========


     1999                                            Accumulated    Net Book
     ----                                  Cost      Amortization    Value
                                          -------    ------------   --------
     Computer equipment                   $ 9,652      $   976      $ 8,676
     Furniture and fixtures                10,710        1,625        9,085
                                          -------      -------      -------

                                          $20,362      $ 2,601      $17,761
                                          =======      =======      =======


4.   Advances from related parties:

     Advances from related parties are non-interest bearing, have no stated terms of repayment and are secured by a general security agreement over the assets of the Company. The related parties are the spouses of the shareholders.

Edge Continental Inc.

Notes to Financial Statements
$ United States
Years ended July 31, 2000 and 1999
--------------------------------------------------------------------------------

5.   Loans payable to related parties:

     The Company has loans payable at the following rates and terms:

                                                            2000       1999
                                                          --------   --------
     Note payable, due on demand, interest payable
     monthly at prime less 1%, secured by a general
     security agreement over the assets of the Company    $ 23,357   $   --

     Note payable, due on demand, non-interest bearing,
     secured by a general security agreement over the
     assets of the Company                                 235,373    132,775

     Note payable, due on demand, interest
     payable monthly at 13.5%, unsecured                      --       33,194

     Notes payable, due on demand,
     interest payable monthly at 20%, unsecured            127,572     26,555

     Notes payable, due on demand, interest payable
     monthly at 20%, secured by a general security
     agreement over the assets of the Company              297,915    260,240

     Notes payable, due on demand, interest payable
     monthly at 11%, secured by a general security
     agreement over the assets of the Company               13,450     13,278

     Note payable, due on demand, interest payable
     monthly at 12%, secured by a general security
     agreement over the assets of the Company                 --       23,236
                                                          --------   --------

                                                          $697,667   $489,278
                                                          ========   ========


     All of the above amounts are payable to related parties who are immediate family members of the shareholders except for $67,048 (1999 - $nil) of the unsecured loans payable bearing interest at 20%.

     During the year ended July 31, 2000, the Company paid interest of $79,348 (1999 - $40,078) on the loans payable to related parties.

Edge Continental Inc.

Notes to Financial Statements
$ United States
Years ended July 31, 2000 and 1999
--------------------------------------------------------------------------------

6.   Share capital:

                                                         Shares      Amount
                                                         ------      ------
     Authorized:
        Unlimited number of common shares
         Issued:
           Common shares issued for cash at
             CDN $0.10 per share                          2,000       $  13
                                                          -----       -----

     Balance, July 31, 2000 and 1999                      2,000       $  13
                                                          =====       =====


7.   Income taxes:

     As at July 31, 2000, the Company has the following amounts available to reduce future years' income for Canadian income tax purposes, the tax effect of which has not been recorded in the accounts:

     Non-capital losses carried forward available until the year:
     2006                                                          $    144
     2007                                                           185,907

     Amounts deducted for accounting purposes in
       excess of those deducted for income tax purposes              10,288
                                                                   --------

                                                                   $196,339
                                                                   ========


     No amount has been recorded for the above amounts as any tax asset has been fully offset by a valuation allowance.

8.   Commitments:

     The Company is committed to payments under operating leases for equipment, vehicles and buildings over the next five years as follows:

     2001 - $103,976; 2002 - $97,594; 2003 - $38,866; 2004 - $2,422; 2005 -
     $2,169.

9.   Subsequent Events:

     (a) On September 1, 2000 the Company's shareholders entered into a share purchase agreement under which all of the shareholders will exchange all of their shares of the Company for 300,000 common shares of Globus Wireless Ltd., the shares of which are listed and posted for trading on the NASD OTC bulletin board, and cash consideration totaling $672,495. This proposed transaction is subject to both shareholder and regulatory approval.

Edge Continental Inc.

Notes to Financial Statements
$ United States
Years ended July 31, 2000 and 1999
--------------------------------------------------------------------------------

     (b) Subsequent to July 31, 2000, the Company received $81,196 from a related party in exchange for a promissory note. The note bears interest at 36% per annum, is demand in nature and is secured by a general security agreement over the assets of the Company.

     (c) On August 31, 2000, the Company received $33,625 from a related party in exchange for a non-interest bearing promissory note and subsequently renegotiated this note and the $235,373 non-interest bearing note outstanding at July 31, 2000. The new note, aggregating $268,998, bears interest at 37.34% and is secured by a general security agreement over the assets of the Company.

10.  Related party transactions:

     General and administrative expense includes commissions of $47,603 (1999 - $10,763) paid to related parties.

11. Differences between Canadian and United States generally accepted accounting principles:

     In accordance with Statement of Financial Accounting Standards No. 130, the Company is required to disclose comprehensive income. Comprehensive income for each of the years ended July 31, 2000 and 1999 is:

                                                   2000             1999
                                                ---------        ---------
     Loss                                       $(179,156)       $    (182)
     Translation adjustment                         1,627               40
                                                ---------        ---------

     Comprehensive loss                         $(177,529)       $    (142)
                                                =========        =========

================================================================================






                               4,611,528 SHARES OF

                                  COMMON STOCK






                              GLOBUS WIRELES, LTD.





                                -----------------

                                   PROSPECTUS

                                -----------------













                         THE DATE OF THIS PROSPECTUS IS



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection 1 of Section 78.7302 of Chapter 78 of the Nevada General Corporation Law ("NGCL") provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

     Subsection 2 of Section 78.7502 of the NGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the person acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Section 78.751 of the NGCL provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.751 of the NGCL further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (1) and (2), or in the defense of any claim, issue or matter therein, that person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection therewith; that indemnification provided for by Section
78.751 of the NGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

     Finally, Section 78.752 of the NGCL provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

     The Registrant's bylaws provide for indemnification of officer, directors and others to the fullest extent permitted by the laws of the State of Nevada.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities offered hereby.

SEC registration fee...............................................$ 2,401
Accountants' fees and expenses..................................... 45,000
Legal fees......................................................... 75,000
Transfer agent's and warrant agent's fees and expenses.............    500
                                                                   -------

Total..............................................................$122,901



ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     On January 15, 2001, we issued 43,000 shares of our common stock to Al Stober Construction Ltd. and 43,000 shares of our common stock to Oscar Krueger for services rendered.

     In January 2001, we issued 9,000 shares of our common stock Cede Capital Inc. for services rendered.

     In January 2001, we issued 10,000 shares of our common stock to Sichenzia, Ross & Friedman LLP for services rendered.

     In December 2000, we issued 30,000 shares of our common stock to Intercoastal for services rendered.

     On November 15, 2000, nine employees of former Edge Continental Inc. received 35,000 shares of our common stock as an employee bonus.

     On November 15, 2000, Shawn McMillen exercised his options for 59,000 shares of our common stock.

     On October 27, 2000, we issued 100,000 shares of our common stock for $300,000 to Jeremie Dyck.

     On September 21, 2000, we issued 40,000 shares of our common stock for $108,000 to Ben Liang.

     On August 18, 2000, Marleen Knoblick exercised her options for 1,000 shares of our common stock.

     On August 18, 2000, Kerry McIntyre exercised her options for 2,000 shares of our common stock.

     On August 18, 2000, Pat D'Easum exercised her options for 6,000 shares of our common stock.

     On August 18, 2000, Lynda Newitt exercised her options for 6,500 shares of our common stock.

     On August 18, 2000, Kari O'Rourke exercised her options for 7,500 shares of our common stock.

     On August 18, 2000, A Cary Tremblay exercised his options for 33,333 shares of our common stock.

     On August 18, 2000, Gord Walsh exercised his options for 20,000 shares of our common stock.

     On August 18, 2000, Nick Wizinsky exercised his options for 10,000 shares of our common stock.

     On August 18, 2000, Ben Hewson exercised his options for 7,500 shares of our common stock.

     On August 1, 2000, Hayden Communications received 40,000 shares of our common stock for services rendered.

     On July 31, 2000, we issued 36,244 shares of our common stock for $70,313 to Dr. Gerald Haas.

     On July 31, 2000, we issued 102,457 shares of our common stock for $293,480 to Jill Twerdun.

     On July 18, 2000, we issued 55,382 shares of our common stock for $109,989 to Gordon Miller.

     On July 18, 2000, we issued 35,000 shares of our common stock for $69,510 to Konrad Komitsch.

     On May 8, 2000, we issued 32,000 shares of our common stock for $104,640 to Jeremie Dyck.

     On April 21, 2000, Tony Dyck, exercised his options for 21,333 shares of our common stock.

     On April 21, 2000, we issued 41,900 shares of our common stock for $155,449 to Mark Twerdun.

     On April 21, 2000, Ron Armstrong, exercised his options for 12,122 shares of our common stock.

     On April 21, 2000, we issued 37,155 shares of our common stock for $132,272 to Wolfgang Jastram.

     On February 18, 2000, we issued 100,000 shares of our common stock for $174,400 to Gordon Miller.

     On February 18, 2000, we issued 100,000 shares of our common stock for $164,000 to Ben Liang and Clement Law.

     On February 10, 2000, we issued 79,208 shares of our common stock for $100,000 to Haery J Park.

     On December 2, 1999, we issued 30,487 shares of our common stock for $49,999 Gerald Haas.

     On December 2, 1999, ABW Trading NFC Service received 47,500 shares of our common stock as a compensation for a legal settlement.

     On November 18, 1999, Patrick Tymiak exercised his warrants for 6,250 shares of our common stock.

     On November 18, 1999, various investors exercised their warrants for 377,750 shares of our common stock.

     On September 23, 1999, IV Point Management Co. exercised options for 100,000 shares of our common stock.

     On September 23, 1999, Bernard Penner exercised his options for 90,090 shares of our common stock.

     On September 23, 1999, Cutting Edge Inc. exercised options for 500,000 shares of our common stock.

     On September 23, 1999, A Cary Tremblay exercised his options for 33,334 shares of our common stock.

     On August 12, 1999, we issued 50,000 shares of our common stock for $72,650 to Rudy Streu.

     On August 12, 1999, we issued 46,000 shares of our common stock for $66,838 to Hans Schroth.

     On July 30, 1999, 8 subscribers exercised their warrants for 188,374 shares of our common stock.

     On July 30, 1999, Tony Dyck exercised his options for 250,000 shares of our common stock.

     On July 30, 1999, we issued 56,000 shares of our common stock for $28,000 to Shirley Lynch.

     On July 30, 1999, we issued 30,000 shares of our common stock for $15,000 to Neil Postance.

     On July 30, 1999, we issued 384,000 shares of our common stock for Cdn.$288,000 to Dave Wodar.

     On June 1, 1999, we issued 227,778 shares of our common stock for Cdn.$82,000 to Tony Dyck.

     On May 19, 1999, Virgin Capital Management exercised warrants for 30,000 shares of our common stock.

     On April 30, 1999, we issued 1,069,767 shares of our common stock for Cdn.$460,000 to Deborah Bayne.

     On April 26, 1999, 31 subscribers exercised warrants for 459,250 of our common stock.

     On April 23, 1999, Bishop & Company received 15,000 shares of our common stock as legal fees.

     On April 23, 1999, Taylor Bickert received 79,352 shares of our common stock as a Bickert loan repayment.

     On April 23, 1999, Charity Pender received 79,352 shares of our common stock as a Bickert loan repayment.

     On April 23, 1999, Natalie Bickert received 79,351 shares of our common stock as a Bickert loan repayment.

     On March 29, 1999, Neil Postance received 100,000 shares of our common stock as a stock subscription.

     On March 29, 1999, Excalibur International received 100,000 shares of our common stock as a stock subscription.

     On March 29, 1999, RBC Dominion exercised Bickert options for 23,256 shares of our common stock.

     On March 29, 1999, Chester Edwards exercised Bickert options for 58,136 shares of our common stock.

     On March 29, 1999, Ralph Warkentin received 1,000 shares of our common stock as leasehold renovations.

     On March 29, 1999, Redline Contracting received 28,972 shares of our common stock as leasehold renovations.

     On March 16, 1999, Vantage Point Capital received 6,600 shares of our common stock as an investor relations consulting.

     On February 8, 1999, Lynda Newitt received 11,042 shares of our common stock as an administration.

     On January 15, 1999, Mike Olexa received 13,905 shares of our common stock as a video production.

     On January 15, 1999, Lynda Newitt received 10,753 shares of our common stock as a compensation for consulting.

     On September 15, 1998, 12 subscribers exercised warrants for 156,343 shares of our common stock.

     On July 31, 1998, Shawn McMillen received 10,000 shares of our common stock for services provided.

     On February 9, 1998, Shawn McMillen received 10,000 shares of our common stock for services provided.

     On February 9, 1998, Dr. Paul Bickert received 30,000 shares of our common stock for services provided.

     On January 28, 1998, Robert Shultz received 6,000 shares of our common stock for services provided.

     January 28, 1998, Ken Blawatt received 6,000 shares of our common stock for services provided.

     January 28, 1998, John Ryan received 7,500 shares of our common stock for services provided.

     On January 23, 1998, Tingle & Associates exercised Bickert options for 50,000 shares of our common stock.

     Through November 21, 1997 to December 8, 1997, 37 subscribers received 542,100 shares of our common stock as a Private Placement.

     On November 19, 1997, Dr. P. Bickert received 12,500 shares of our common stock for services provided.

     On November 5, 1997, Shawn McMillen received 10,000 shares of our common stock for services provided.

Except as otherwise disclosed, each of the foregoing issuances of securities was made in reliance on Section 4(2) of the Securities Act of 1933, as amended.

ITEM 27.   EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
------                            -----------

2.1       Common Stock Purchase Agreement with Torneaux Fund dated October 6,
          2000
2.2 Series A Convertible Preferred Stock Purchase Agreement with various investors dated December 29, 2001
2.3 Share Purchase Agreement with the vendor of Edge Continental, Inc., dated as of September 1, 2000 (1)
3.1       Articles of Incorporation of the Company(2)
3.2       Bylaws of the Company(3)
4.1       Specimen Stock Certificate of the Company(4)
4.2       Certificate of Designation
4.3       Registration Rights Agreement dated October 6, 2000
4.4       Registration Rights Agreement dated December 29, 2001
5.1       Opinion of Sichenzia, Ross & Friedman, LLP*
10.1      Form of Employment Agreement with Bernard Penner*
10.5      Form of Employment Agreement with Nick Wizinsky*
10.6      Form of Employment Agreement with A. Cary Tremblay*
10.7      Lease of company's research facility
10.9      Agency Agreement with Bullet Distribution dated October 18, 2000*
10.10 Agreement for the Sale of Manufactured Goods with Aztec Components, dated October 18, 2000
10.11     Secured Convertible Promissory Note issued to Aztec, dated October 18,
          2000
10.12     Security  Agreement  with Aztec,  dated October 18, 2000
16.1      Letter on Change in Certifying Accountant(5)
21.1      List of Subsidiaries
23.1      Consent of Sichenzia, Ross & Friedman, LLP (included in Exhibit 5.1)**
23.2      Consent of KPMG LLP
23.3      Consent of James E. Schiefley & Associates. P.C.
27.1      Financial Data Schedule for Globus
27.2      Financial Data Schedule for Edge Continental, Inc.


* To be filed by amendment.

(1) Incorporated by referenced to the Form 8-K filed by Globus on November 14, 2000.
(2)       Incorporated by referenced to the Form 10-SB File # 0-25614.
(3)       Incorporated by referenced to the Form 10-SB File # 0-25614.
(4)       Incorporated by referenced to the Form 10-SB File # 0-25614.
(5) Incorporated by referenced to the Form 8-K/A filed by Globus on November 7, 2000.

ITEM 28. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file a post-effective amendment to this Registration Statement during any period in which offers or sales are being made:

     (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement of any material change to such information in the Registration Statement.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(3) To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

(4) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES

     In accordance the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kelowna in the province of British Columbia, Canada on January 16, 2001.

GLOBUS WIRELESS, LTD.

By:  /s/ Bernard Penner
   ---------------------------------------------
         Bernard Penner, Chief Executive Officer


     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

              SIGNATURE                 CAPACITY                    DATE
              ---------                 ---------                   ----


By:  /s/  Nick Wizinsky            Chief Financial Officer      January 16, 2001
------------------------------
          Nick Wizinsky


By:  /s/  Jerome W. Cwiertnia      Director                     January 16, 2001
------------------------------
          Jerome W. Cwiertnia


By:  /s/  Anthony Dyck             Director                     January 16, 2001
------------------------------
          Anthony Dyck


By:  /s/  Hans Schroth             Director                     January 16, 2001
 -----------------------------
          Hans Schroth